Exhibit No. 1
Form 8-K
ENG Enterprise, Inc.
File No. 000-11225

                            Exhibit 1

              Agreement and Plan of Reorganization


     This Agreement and Plan of Reorganization (the "Agreement") is entered into on this 12th day of June, 2000, by and between ENG Enterprises, Inc., a Delaware corporation (formerly Energetics, Inc., hereinafter "Enterprise") 6337 South Highland Drive #130, Salt Lake City, Utah 84121; and GOL India.com, Inc., a Delaware corporation, 50 North Third Street, Fairfield, Iowa 52556, (hereinafter "GOL India" or the "Company"); and the undersigned stockholder of GOL India, USA Global Link, Inc. DBA Global Online, a Delaware corporation, 50 North Third Street, Fairfield, Iowa 52556 (hereinafter the "Stockholder").

                            RECITALS

     WHEREAS, the Stockholder owns beneficially and of record all of the shares of voting Common Stock of GOL India.

     WHEREAS,  subject  to  the  terms  and  conditions  of  this
Agreement, Enterprise desires to acquire one hundred (100%) percent of the issued and outstanding Common Stock of GOL India making the Company a wholly owned subsidiary of Enterprise, and Stockholder desires to make a tax-free exchange of its shares in GOL India solely for shares of Enterprise.

     WHEREAS, the Boards of Directors of each of Enterprise and GOL India have determined that it is in the best interests of their respective companies and their respective shareholders to consummate the transactions and reorganization contemplated herein in which, subject to the terms and conditions of this Agreement, Enterprise will acquire GOL India as a wholly owned subsidiary and the Stockholder will acquire stock of Enterprise.

     WHEREAS, for Federal income tax purposes, the parties intend that the transactions and reorganization contemplated in this Agreement qualify as a non-taxable reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                           SECTION ONE

                            Agreement

      1.1 Plan of Reorganization. Enterprise, the Stockholder, and GOL India hereby agree that one hundred (100%) percent of the issued and outstanding capital stock of GOL India shall be acquired by Enterprise in exchange solely for Enterprise voting stock in a transaction qualifying as a tax-free stock-for-stock exchange pursuant to Section 368 (a) (1) (B) of the Code.

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     1.2  Exchange of Stock.  Enterprise and Stockholder agree that all 1,000,000 issued and outstanding shares of capital stock of GOL India, equal to one hundred (100%) percent, shall be exchanged with Enterprise for 15,750,000 shares of pre-dividend, (47,250,000 post-dividend shares), restricted common voting stock of Enterprise, that shall be registered with the Securities and Exchange Commission (the "S.E.C.") under Section S-3 or S-4 as soon as possible after the Closing. A list of the shares of GOL India, the owner thereof, and shares of Enterprise to be received by said Stockholder is attached hereto as Exhibit "A", and by this reference is incorporated herein.

     The Enterprise shares will, upon the Closing, be delivered to the Stockholder in exchange for its shares in GOL India. Stockholder represents and warrants that it will hold such shares of common stock of Enterprise for investment purposes and not for further public distribution and agrees that the shares shall be appropriately restricted.

      1.3 Delivery of Shares. Upon or before the Closing, certificates representing all of the shares of GOL India will be delivered duly endorsed so as to make Enterprise the sole holder thereof, free and clear of all claims and encumbrances; and upon such Closing, delivery of the Enterprise shares, which will be appropriately restricted as to transfer, will be made to the Stockholder. The Stockholder shall execute an investment letter.

       1.4        Present   Capital  Structure   of   Enterprise.
Enterprise is a full-reporting Delaware corporation, created under S-1, currently trading on the NASDAQ Electronic Bulletin Board under the symbol: "ENEI". The authorized capital stock of Enterprise consists of not less than 80,000,000 shares of common stock, $.01 par value per share, with 473,847 shares of pre-dividend common stock presently outstanding held by approximately 632 shareholders of record, and 50,000 shares of $1.00 par value preferred stock authorized, with 2,619 shares issued and outstanding in two (2) classes of convertible preferred stock:
2,562 shares of Class "A" preferred stock that are convertible into approximately 80,062 shares of pre-dividend common stock, (240,186 shares of post-dividend common stock), and 57 shares of Class "B" preferred stock that are convertible into approximately 1,781 shares of pre-dividend common stock (5,343 shares of post-dividend common stock) to be converted prior to Closing. Enterprise, other than the aforementioned conversion rights on the convertible preferred stock, has issued no options to acquire common shares, has no other obligations to issue shares of its common stock and has no other securities outstanding that are convertible into its common stock.

      1.5 Capital Structure of GOL India. GOL India is a privately held Delaware corporation. The authorized capital stock of GOL India consists of 2,000,000 shares of common stock, $.001 par value per share, with 1,000,000 shares presently outstanding held by one (1) shareholder, USA Global Link, Inc., a Delaware corporation DBA Global Online, an internet telecommunications conglomerate with established operations throughout the United States, Europe, Asia and South America. GOL India has no outstanding options to acquire shares of its common stock, and no other rights, options, or warrants to purchase any other securities of GOL India are outstanding. GOL India owns one (1) wholly owned subsidiary, GOL India Portal Private Limited ("GOL India Portal"), and 49% ownership of a controlled subsidiary, GOL India Internet Service Provider Private Limited ("GOL India ISP"). The transfer of this 49% interest in

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  GOL  ISP  from another wholly owned subsidiary of  GOL  India's parent company is expected to be approved by the Government of India within 30 days.

      1.6 Pre-Closing Authorizations by Enterprise. Resolutions shall be adopted by the Board of Directors of Enterprise prior to Closing to authorize the following actions:

      (a) Approve the cancellation of 60,000 shares of recently issued pre-dividend Rule 144 restricted common stock and 356 recently issued shares of common stock.

      (b) Approve the reorganization agreement between Enterprise and GOL India whereby Enterprise shall acquire 100% ownership of GOL India in return for the issuance to the shareholder of the private company of 15,750,000 pre-dividend shares, (47,250,000 post-
        dividend shares), restricted common stock of Enterprise, that shall be registered with the Securities and Exchange Commission through the filing of the appropriate registration statement as soon as possible after the Closing, (i.e., to transform the restricted common stock into freely-traded shares).

      (c) Approve the issuance at time of Closing of 422,758 pre-dividend restricted common shares of Enterprise (1,268,274 post-dividend shares) to the twenty four (24) finders, advisors and consultants ("Consultants") working on this transaction (see attached Exhibit "B").

      (d) Approve an amendment to the terms of the Class A and Class B preferred stock and the conversion of all outstanding Class B preferred stock into 1,781 shares of pre-dividend common stock (5,343 post-dividend shares) to be converted prior to Closing.

      (e) Approve the appointment to the board of the new directors designated by GOL India to be followed by the resignation of present board members to become effective at time of Closing.

      (f) The new board of directors may take appropriate action after the Closing, in its discretion, to authorize a two hundred (200%) percent common stock dividend distribution, that would take effect on such future date as may be established by the new board. The stock dividend would be made on a pro-rata basis to all the post-Closing shareholders of Enterprise through the issuance of two (2) shares of common stock for each outstanding common share of Enterprise.

      1.7 Capital Structure after Closing. Enterprise, pursuant to the cancellation of common shares, common share issuances, and preferred stock conversions to common stock, as specified in paragraphs 1.6 (a), 16(c) and 16(d) above, shall have, on a fully diluted basis, no more than 918,092 shares of pre-dividend (2,754,275 post-dividend shares), common stock issued and outstanding, and no options or other securities outstanding convertible into its common stock at time of closing. Enterprise, after the issuance of all restricted common stock to Consultants, conversion of all Class A and Class B Preferred Stock, and the issuance of restricted common shares (with registration rights) to the Stockholder of GOL India in return for all one

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hundred  (100%) percent of the outstanding common  stock  of  GOL
India in a transaction that qualifies as a stock-for-stock tax-free exchange under 368 (a) (1) (B) of the Internal Revenue Code of 1989, shall have the following pre-dividend and post-dividend capital structures:

                              Pre-Dividend      Post-Dividend
Shareholders:                   Shares:            Shares:       Percentages:

Shareholders of GOL India      15,750,000        47,250,000 *       94.50%

Shareholders of Enterprise
and (24) Consultants              918,092         2,754,275 **       5.50%

Totals:                        16,668,092        50,004,275        100.00%


*    See paragraph 1.6 (b) and 1.6 (d) above.
**   See paragraph 1.6 (a), 1.6 (c), 1.6 (d), and 1.6 (f) above.


     1.8     Representations  by  Stockholder   of   GOL   India.
Stockholder hereby represents to Enterprise that GOL India ISP is the holder of a "Category A" national ISP license in India and owns 100% of the stock of GOL India Portal.


                           SECTION TWO

        Closing, Effective Date, and Pre-Closing Actions

     2.1 Location of Closing. Subject to the terms and conditions contained in this Agreement, the closing of transactions contemplated by Section 1.1 herein (the "Closing") shall follow the full execution of this Agreement and shall be held at a mutually agreed location in Chicago, Illinois, or by exchange of documents by facsimile and courier if mutually agreed, not later than the satisfaction or waiver of all conditions contained in this Agreement, unless another place or time is agreed upon in writing by the parties. All of the documents that are to be exchanged or delivered at, or prior to, closing shall be summarized on the "Closing Document List" (attached as Exhibit "C").

     2.2 Deliveries at Closing. Enterprise at time of Closing shall provide: all books and records of Enterprise; resignations of previous management and appointments of new management chosen by GOL India; a current stockholders' list certified by Enterprise's stock transfer agent; and corporate minute books. The auditing firm for Enterprise shall send a letter to the auditor for GOL India, (in the form attached hereto as Exhibit "D"), to confirm a willingness to deliver to GOL India's auditor, at Closing, copies of all audit papers and worksheets regarding the prior audits of Enterprise.

      2.3    Significant Future Shift of Share Ownership  in  GOL
India.   The  laws  of  India currently  require  the  GOL  India
controlled subsidiary, GOL India ISP, that holds the "Category

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  A"  ISP  license, must be majority owned by the Indian business partner of GOL India. However, there has been movement in India toward liberalizing these restrictive laws, and it is anticipated GOL India eventually will be allowed to increase its ownership in GOL India ISP to 100%. The sole shareholder of GOL India has an agreement with the business partner in India to obtain his 51% interest in GOL India ISP in exchange for a significant portion of the common shares of GOL India at such time as the anticipated change occurs in the laws of India. At Closing, Stockholder will assume the obligation of GOL India to provide such shares upon the exercise of the option. Upon the exercise of the option, the 51% holder of GOL India ISP will then make a capital contribution to GOL India of the 51% interest in GOL India ISP. Consequently, this anticipated future exchange transaction will benefit GOL India without any dilution to its public shareholders.

     2.4 Leak-out Agreements. Prior to the Closing, all of the Consultants to this transaction, current and former management of Enterprise, and any other party which holds a significant number of free-trading shares of the merged company which the Stockholder requires execute leak-out agreements, shall be subject to leak-out agreements as shall be mutually agreed between the parties in substantially the form set forth in attached Exhibit "E".


                          SECTION THREE

          Representations and Warranties of Enterprise

      Enterprise represents and warrants to, and covenants with, the Stockholder as follows:

     3.1 Corporate Status. Enterprise warrants and represents to GOL India that it is duly organized, validly existing and in good standing in its state of incorporation (Delaware), with approximately 632 stockholders of record, and currently trades on the NASDAQ Electronic Bulletin Board.

     3.2 Capital Structure of Enterprise. The authorized capital stock of Enterprise consists of not less than 80,000,000 shares of common stock, $.01 par value per share, with 473,847 common shares presently outstanding. Enterprise, at time of Closing, shall have no issued and outstanding options, rights or warrants to acquire its common shares and no other securities outstanding convertible or exchangeable into its common stock, and 50,000 shares of $1.00 par value preferred stock authorized, with 2,619 shares issued and outstanding in two (2) classes of convertible preferred stock: 2,562 shares of Class "A" preferred stock that are convertible into approximately 80,062 shares of common stock, and 57 shares of Class "B" preferred stock that are convertible into approximately 1,781 shares of common stock (which will be converted before the Closing). Enterprise, other than the aforementioned conversion rights of the convertible preferred stock, has issued no options to acquire common shares, has no other obligations to issue shares of its common stock and no other securities outstanding that are convertible into its common stock.

     3.3 No Conflict. Neither the execution and delivery of this Agreement by Enterprise, nor the consummation of the transactions contemplated hereby by Enterprise, will: (i) conflict with or result in a breach of the terms, conditions or provisions of; (ii) violate or constitute a

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  default, an event of default (or an event which, with notice or lapse of time or both, would constitute a default or an event  of
default)   or   an   event  creating  rights   of   modification,
acceleration,  termination,  cancellation  or  other   additional
rights, or loss of rights under; (iii) result in the creation of any encumbrance upon any of the capital stock, assets or property
of   Enterprise   pursuant   to,  the  charter  or   by-laws   of
Enterprise, or any note, bond, mortgage, indenture, deed of trust, lease, contract, permit, agreement, or other instrument or any order of any governmental authority or regulatory agency to which Enterprise is a party or subject, or by which any of its
capital   stock, assets or property is bound; nor (iv) contravene
any applicable  provision of any laws.

     3.4     Consents.   Except  for  the  actions  and   filings
described  in  Section  1.6  hereof,  no  consent,  approval   or
authorization of, exemption or other action by notice or declaration, filing or registration with, any third party or governmental agency is required to be obtained, made or given by Enterprise in connection with the execution, delivery and performance of this Agreement or the consummation by Enterprise of the transactions contemplated by this Agreement.

     3.5 Financial Statements. The following financial statements on Enterprise have been furnished to GOL India and the Stockholder; (a) audited financial statements of Enterprise accompanied by a report of its independent certified public accountants containing audited balance sheets of Enterprise for the one-year period ending December 31, 1999, together with statements of operations and cash flows for Enterprise for the one-year period ending December 31, 1999 on Form 10-K (attached as Exhibit "F"); and (b) unaudited financial statements of Enterprise containing balance sheets and statements of operations for Enterprise at June 30, 1999 and September 30, 1999, and March 31, 2000 on Form 10-Q.

     To the best knowledge of Enterprise, such financial statements, together with and subject to the disclosures and notes thereto, (i) are in accordance with the books and records of Enterprise; (ii) present fairly and accurately the financial condition of Enterprise as of the dates of the balance sheets;
(iii) present fairly and accurately the results of operations for the periods covered by such statements; (iv) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis; (v) include all adjustments
(consisting of only normal recurring accruals) which are necessary for a fair presentation of the financial condition of Enterprise, and of the results of operations of Enterprise for the periods covered by such statements; and (vi) fully comply with all requirements of Regulation SK and all applicable securities laws.

     3.6 No Liabilities. Enterprise has no liabilities of any nature except to the extent reflected or reserved in its financial statements, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, except for additional liabilities which may have been incurred in the ordinary course of business by Enterprise since the date of the financial statements.

     3.7 No Current Business Operations. Enterprise has no present business operations or subsidiaries, and no liabilities or obligations of any nature and shall have no liabilities or

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  obligations  at  time  of  Closing whether  accrued,  absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due.

     3.8 S.E.C. Compliance and Listings. Enterprise is a full-reporting Delaware corporation currently traded on the NASDAQ Electronic Bulletin Board (under the symbol: "ENEI"). Enterprise is in full compliance with, and not in violation of, any state or federal securities laws. All outstanding shares of common stock of Enterprise have been duly authorized and are validly issued, fully paid, and non-assessable and free of preemptive rights, and there are no registration rights existing or granted to any holders of restricted common stock of Enterprise.

     3.9 Compliance With Reporting Requirements. Enterprise represents, warrants and agrees that, as of the date of Closing, Enterprise has filed all forms, reports and documents with the S.E.C. required to be filed by it pursuant to the Securities Act and the Exchange Act, including, without limitation, all reporting requirements of 13(a) of the Exchange Act. The reports filed with the S.E.C., to Enterprise's best knowledge, did not contain, as of their respective dates, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.10 Title to Property. Enterprise has all requisite corporate power and authority to own its properties and assets and has good and marketable title to all properties and assets, real and personal, reflected in the Balance Sheet of Enterprise, and the properties and assets of Enterprise are subject to no mortgage, pledge, lien or encumbrances, except for liens shown therein, with respect to which no default exists.

     3.11    Litigation.   There  is no litigation,  arbitration,
action or proceeding pending, or to the knowledge of Enterprise, threatened, against or relating to Enterprise, its properties or business.

     3.12 Books and Records. From the date of this Agreement to the Closing, Enterprise will: (1) provide to GOL India and the Stockholder or their respective representatives any and all relevant documents regarding securities filings, broker dealer due diligence packages, offering memorandums, and copies of Form D; (2) give to GOL India and the Stockholder, or their respective representatives, full access during normal business hours to all of its offices, books, records, contracts, stock certificate books, stock certificates, transfer ledgers, minutes books and other corporate documents ("Corporate Records") and properties so that Stockholders may inspect and audit them; and (3) furnish such information concerning the properties and affairs of Enterprise as the Stockholder may reasonably request. Enterprise represents and warrants that all of Enterprise's Corporate Records are true, correct and complete and constitute all of its Corporate Records thereof and, the minute books of Enterprise reflect all material actions taken and authorizations given by the Board of Directors of Enterprise or any committee thereof and all material actions taken and authorization given by the stockholders of Enterprise.

     3.13 Tax Returns. Enterprise has filed (or has obtained extensions for filing) all income, excise, sales, corporate franchise, property, payroll and other tax returns or reports required to be filed by it, as of the date hereof by the United States of America, any state or other

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  political  subdivision thereof or any foreign country  and  has paid all taxes or assessments relating to the time periods covered by such returns or reports. The amounts set up as provisions for taxes in the latest financial statements are sufficient for the payment of all unpaid federal, foreign, state or local taxes of accrued for or applicable to all periods ended on or prior to the date of this Agreement, or which may subsequently be determined to be owing by with respect to all periods ending on or prior to the Closing date, subject to normal year-end adjustments, which will not be material. There are no present audits or disputes with any federal, foreign, state or local taxing authority as to taxes of any nature payable by Enterprise.

     3.14 Confidentiality. Enterprise and its representatives will keep confidential any information that they obtain from the Stockholder or from GOL India concerning the properties, assets and business of GOL India. If the transactions contemplated by this Agreement are not consummated by July 14th, 2000 Enterprise will return to GOL India all written matter with respect to GOL India obtained by Enterprise in connection with the negotiation or consummation of this Agreement.

     3.15 Investment Intent. Enterprise is acquiring the GOL India shares to be transferred to it under this Agreement for investment and not with a view to the sale or distribution thereof, and Enterprise has no commitment or present intention to liquidate GOL India or to sell or otherwise dispose of shares of its stock.

     3.16 Corporate Authority. Enterprise has full corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and will deliver to GOL India and the Stockholder at the closing a certified copy of the resolutions of each of its Board of Directors authorizing execution of this Agreement by its officers and performance thereunder and which also contains approvals of all of the conditions contained in
Section 1.6 above. This Agreement has been duly executed and delivered by Enterprise and constitutes the legal, valid and binding obligation of Enterprise enforceable against it in accordance with its terms.

     3.17 Due Authorization. Execution of this Agreement and performance by Enterprise hereunder has been duly authorized by all requisite corporate action on the part of Enterprise, has been duly executed and delivered by authorized officers of Enterprise, and this Agreement constitutes a valid and binding obligation of Enterprise that is enforceable against Enterprise in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies. Performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Enterprise.

     3.18 Benefit Plans of Enterprise. Enterprise is not, and has never been, a party to: (i) any "employee benefit plan" within the meaning of Section 3(3) of ERISA; (ii) any profit sharing, pension, defined compensation, bonus, stock option, stock purchase, disability, severance, health, welfare or incentive plan or agreement; or (iii) any written or unwritten plan or policy providing for "fringe benefits" to its employees, including but not limited to vacation,

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paid  holidays,  personal leave, employee  discount,  educational
benefit   or  similar  programs   (individually  a  "Plan,"   and
collectively the "Plans").

     3.19 Environmental Matters. Enterprise represents and warrants:

      (a) Enterprise represents and warrants it is and has at all times been in compliance with all applicable federal state and local environmental laws.

      (b) Enterprise has not been required to obtain any licenses or permits required under environmental laws for the operation of its business.

      (c) No hazardous substances (as defined in applicable federal, state and local environmental laws and regulations) have been generated, transported, stored, treated, recycled, disposed of or otherwise handled in any way in the operation of the Enterprise's business, except in compliance with all applicable environmental laws. There are no locations now owned or operated by Enterprise where hazardous substances have been generated, transported, stored, treated, recycled, disposed of or otherwise handled, except in compliance with all applicable environmental laws. There is no past or ongoing release or threat of release of hazardous substances from any of the properties currently owned or operated by Enterprise or any of its affiliates or, to the knowledge of Enterprise, from any properties formerly owned or operated by Enterprise or any of its affiliates. Enterprise has not treated, stored for more than 90 days, or disposed of any hazardous waste, as such term is used within the meaning of federal state or local law, except in compliance with all applicable environmental laws.

      (d) Enterprise has not received any written notice from any governmental authority, regulatory agency or other person advising that Enterprise is potentially responsible for costs associated with any release or threatened release of hazardous substances or potentially liable for any violation of any environmental law. No pending or, to the knowledge of Enterprise, threatened order, litigation, settlement or citation with respect to hazardous substances exists with respect to or in connection with the operation of the business. There has been no environmental investigation conducted by any governmental authority or regulatory agency with respect to the operation of its business.

      (e) No underground storage tanks are or, to the knowledge of Enterprise, ever were located on any properties currently or previously owned or leased by Enterprise. To the knowledge of Enterprise, no PCBs or asbestos-containing materials are located on, contained in or otherwise form a part of any of the assets or properties of Enterprise.

    3.20 Depositories. Schedule 3.20 contains a complete list of the name, location and account numbers of each bank, trust company, securities broker or other financial institution in which Enterprise has an account, deposits, safe deposit box, lock box or other assets on hand and the names of all authorized persons with respect thereto.

    3.21 Structure of Transaction. The transaction between GOL India and Enterprise is a stock-for-stock acquisition, and not a statutory merger. The current shareholders of Enterprise will not be entitled to dissenters or appraisal rights under the corporate laws of Delaware.

    3.22 Leak-out Agreements. The representations, warranties and other agreements set forth in the Leak-out agreements signed pursuant to Section 2.4 shall be accurate and shall be fully performed, and no person who executes such an agreement shall directly or indirectly own or control any shares, whether held in nominee name or otherwise, other than those which are subject to such agreement.

                          SECTION FOUR

   Representations, Warranties and Covenants of GOL India and
                           Stockholder

     GOL India and Stockholder represent and warrant to, and covenants with, Enterprise as follows:

     4.1 Corporate Status. GOL India is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     4.2 GOL India Shares. The Stockholder executing this agreement holds full right, title and interest in 100% of the GOL India shares, free and clear of adverse claims of third parties. (However, see paragraph 2.3 - "Significant Future Shift of Share Ownership in GOL India").

     4.3 Capitalization. The authorized capital stock of GOL India consists of 2,000,000 shares of common voting stock, having a par value of $.001 per share, of which 1,000,000 shares shall be issued and outstanding at time of closing. At time of closing, there shall be no other securities, outstanding options, warrants or other rights to purchase any of the authorized, but un-issued shares of common voting stock of GOL India.

     4.4 No Conflict. Neither the execution and delivery of this Agreement by GOL India, nor the consummation of the transactions contemplated hereby by GOL India, will: (i) conflict with or result in a breach of the terms, conditions or provisions of; (ii) violate or constitute a default, an event of default (or an event which, with notice or lapse of time or both, would constitute a default or an event of default) or an event creating rights of modification, acceleration, termination, cancellation or other additional rights, or loss of rights under; (iii) result in the creation of any encumbrance upon any of the capital stock, assets or property of GOL India pursuant to, the charter or by-laws of GOL India, or any note, bond, mortgage, indenture, deed of trust, lease, contract, permit, agreement, or other instrument or any order of any governmental authority or regulatory agency to which GOL India is a party or subject, or by which any of its capital stock, assets or property is bound; nor (iv) contravene any applicable provision of any laws.

     4.5     Consents.   Except  for  the  actions  and   filings
described   in  Section  1.6  hereof  no  consent,  approval   or
authorization of, exemption of other action by notice or declaration, filing or registration with, any third party or governmental agency is required to be obtained, made or given by GOL India in connection with the execution, delivery and performance of this Agreement or the consummation by GOL India of the transactions contemplated by this Agreement.

     4.6 Financial Statements. The following financial statements on GOL India have been furnished to Enterprise an un-audited inception Balance Sheet prepared by the management of GOL India, (attached hereto as Exhibit "G"). This Balance Sheet reflects the acquisition of all of the related rights and licenses relating to prospective operations in India, and Stockholder as the sole shareholder of the Company. This preliminary balance sheet and income statement were prepared by management and are un-audited. Although management has made a good faith effort to document the transactions associated with the capitalization of GOL India, and the valuations placed on certain transaction involving domain names, there is the possibility that upon full audit that the independent auditors for GOL India may make material adjustments to valuation of the assets conveyed to the balance sheet of GOL India.

      However, to the best knowledge of GOL India, such financial statements, together with and subject to the disclosures and notes thereto, (i) are in accordance with the books and records of GOL India; (ii) present fairly and accurately the assets and liabilities of GOL India; as of the dates of the balance sheets;
(iii) present fairly and accurately the results of initial organizational activities for the periods covered by such statements; (iv) have been prepared in accordance with the Company's usual accounting policies and procedures applied on a consistent basis; and (v) include all adjustments (consisting of only normal recurring accruals) which are necessary for a fair presentation of the financial condition of GOL India, and of the results of operations of GOL India for the periods covered by such statements.

     4.7  Left blank intentionally.

     4.8 Undisclosed Liabilities. GOL India has no liabilities of any nature except to the extent reflected or reserved against the un-audited inception Balance Sheet of GOL India attached hereto as Exhibit "G", whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, except for additional liabilities which may have been incurred in the ordinary course of business by GOL India since the date of the financial statements.

     4.9 Interim Changes. Since the date of the financial statements described in paragraph 4.6, there have been no changes in financial condition, assets, liabilities or business of GOL India, or other distribution in respect of capital stock of GOL India, or any direct or indirect redemption, purchase or other acquisition of any such stock, nor increase paid, or agreed to, in the compensation, retirement benefits or other commitments to employees.

     4.10 Title to Property. GOL India has all requisite corporate power and authority to own its properties and assets and has good and marketable title to all properties and assets, real and personal, reflected in the un-audited inception Balance Sheet of GOL India, and the properties and assets of GOL India are subject to no mortgage, pledge, lien or encumbrances, except for liens shown therein, with respect to which no default exists.

     4.11    Litigation.   There  is no litigation,  arbitration,
action or proceeding pending, or to the knowledge of GOL India, threatened, against or relating to GOL India, its properties or business.

     4.12 Books and Records. From the date of this Agreement to the Closing, GOL India will: (1) provide to Enterprise or its representatives any and all relevant documents regarding securities filings, broker dealer due diligence packages, offering memorandums, and copies of Form D; (2) give to Enterprise or its representatives full access during normal business hours to all of its offices, books, records, contracts, stock certificate books, stock certificates, transfer ledgers, minutes books and other corporate documents ("Corporate Records") and properties so that Enterprise may inspect and audit them; and (3) furnish such information concerning the properties and affairs of GOL India as Enterprise may reasonably request. GOL India represents and warrants that all of GOL India's Corporate Records are true, correct and complete and constitute all of its Corporate Records thereof and, the minute books of GOL India reflect all material actions taken and authorizations given by the Board of Directors of GOL India or any committee thereof and all material actions taken and authorization given by the stockholders of GOL India.

     4.13   Tax  Returns. GOL India has filed  (or  has  obtained
extensions for filing) all income, excise, sales, corporate franchise, property, payroll and other tax returns or reports required to be filed by it, as of the date hereof by the United States of America, any state or other political subdivision thereof or any foreign country and has paid all taxes or assessments relating to the time periods covered by such returns or reports. The amounts set up as provisions for taxes in the latest financial statements are sufficient for the payment of all unpaid federal, foreign, state or local taxes of accrued for or applicable to all periods ended on or prior to the date of this Agreement, or which may subsequently be determined to be owing by with respect to all periods ending on or prior to the Closing date, subject to normal year-end adjustments, which will not be material. There are no present audits or disputes with any federal, foreign, state or local taxing authority as to taxes of any nature payable by GOL India.

     4.14 Confidentiality. GOL India and its representatives will keep confidential any information, which they obtain from Enterprise concerning the properties, assets and business of Enterprise. If the transactions contemplated by this Agreement are not consummated by July 14th, 2000 GOL India will return to Enterprise all written matter with respect to Enterprise obtained by GOL India in connection with the negotiation or consummation of this Agreement.

     4.15 Investment Intent. Stockholder and Consultants are acquiring the restricted shares to be delivered to them under this Agreement for investment and not with a view to the sale or distribution thereof, and Stockholder and Consultants have no commitment or present intention to liquidate the Company or to sell or otherwise dispose of the Enterprise stock. Stockholder and the Consultants shall execute and deliver to Enterprise on the Closing an Investment Letter attached hereto as Exhibit "H".

     4.16 Corporate Authority. GOL India has full corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and will deliver to Enterprise at the closing a certified copy of the resolutions of its Board of Directors authorizing execution of this Agreement by its officers and performance thereunder and which also contains approvals of all of the conditions contained in Section 1.7 above. This Agreement has been duly executed and delivered by GOL India and constitutes the legal, valid and binding obligation of GOL India enforceable against it in accordance with its terms.

     4.17 Due Authorization. Execution of this Agreement and performance by GOL India hereunder has been duly authorized by all requisite corporate action on the part of GOL India, has been duly executed and delivered by authorized officers of GOL India, and this Agreement constitutes a valid and binding obligation of GOL India that is enforceable against GOL India in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies. Performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of GOL India. All matters described in Section 1.6 will have been duly and properly approved by consent of the Stockholder before the Closing.

     4.18 Benefit Plans of GOL India. GOL India is not, and has never been, a party to (i) any "employee benefit plan" within the meaning of Section 3(3) of ERISA, (ii) any profit sharing, pension, defined compensation, bonus, stock option, stock purchase, disability, severance, health, welfare or incentive plan or agreement or (iii) any written or unwritten plan or policy providing for "fringe benefits" to its employees, including but not limited to vacation, paid holidays, personal leave, employee discount, educational benefit or similar programs (individually a "Plan," and collectively the "Plans").

     4.19 Environmental Matters. GOL India represents and warrants:

       (a) GOL India represents and warrants it is and has at all times been in compliance with all applicable federal state and local environmental laws.

     (b) GOL India has not been required to obtain any licenses or permits required under environmental laws for the operation of its business.

      (c) No hazardous substances (as defined in applicable federal, state and local environmental laws and regulations) have been generated, transported, stored, treated, recycled, disposed of or otherwise handled in any way in the operation of the GOL India's business, except in compliance with all applicable environmental laws. There are no locations now owned or operated by GOL India where hazardous substances have been generated, transported, stored, treated, recycled, disposed of or otherwise handled, except in compliance with all applicable environmental laws. There is no past or ongoing release or threat of release of hazardous substances from any of the properties currently owned or operated by GOL India or any of its affiliates or, to the knowledge of GOL India, from any properties formerly owned or operated by GOL India or any of its affiliates. GOL India has not treated, stored for more than 90 days, or disposed of any hazardous waste, as such term is used within the meaning of federal state or local law, except in compliance with all applicable environmental laws.

      (d) GOL India has not received any written notice from any governmental authority, regulatory agency or other person advising that GOL India is potentially responsible for costs associated with any release or threatened release of hazardous substances or potentially liable for any violation of any environmental law. No pending or, to the knowledge of GOL India, threatened order, litigation, settlement or citation with respect to hazardous substances exists with respect to or in connection with the operation of the business. There has been no environmental investigation conducted by any governmental authority or regulatory agency with respect to the operation of its business.

      (e) No underground storage tanks are or, to the knowledge of GOL India, ever were located on any properties currently or previously owned or leased by GOL India. To the knowledge of GOL India, no PCBs or asbestos-containing materials are located on, contained in or otherwise form a part of any of the assets or properties of GOL India.

      4.20 Depositories. Schedule 4.20 contains a complete list of the name, location and account numbers of each bank, trust company, securities broker or other financial institution in which GOL India has an account, deposits, safe deposit box, lock box or other assets on hand and the names of all authorized persons with respect thereto.


                          SECTION FIVE

                           Termination

      5.1 Termination. This Agreement may be terminated and abandoned solely as follows:

      (a) At any time until the Closing Date by the mutual agreement of the Board of Directors of Enterprise and GOL India.

      (b) By either party hereto, if the conditions, as set forth in this Agreement to such terminating party's obligations under this Agreement are not fulfilled on or prior to the Closing Date; provided that any such termination shall not limit the remedies otherwise available to such party as a result of misrepresentations of or breaches by the other party.

     (c) By either party if the other party is in material breach or default of its respective covenants, agreements or other obligations hereunder, or if any of its representations and warranties herein are not true and accurate in all material respects when made or when otherwise required by this Agreement to be true and accurate.

     (d) By either Enterprise, or GOL India if for any reason the parties have failed to close this Agreement on or before July
14th, 2000, provided that neither Enterprise nor GOL India is then in default hereunder.

      In  the  event of any termination pursuant to this  Section
5.1, (other than pursuant to Section 5.1(a)), written notice setting forth the reasons therefor shall forthwith be given by the terminating party, to the other party.

      5.2 Effect of Termination. If terminated as provided for in Section 5.1, this Agreement shall forthwith become wholly void and of no effect, except for the confidentiality obligations set forth in Sections 3.14 and 4.14 hereof, without liability to any party to this Agreement except for breach of this Agreement.

      5.3 Notice of Termination. Notwithstanding anything contained in this Agreement to the contrary and subject to the provisions of Section 5.1 respectively, none of the parties shall terminate this Agreement under Section 5.1 unless such party shall have first given the other party notice of its intent to terminate this Agreement, setting forth the nature of the condition to the terminating party's obligation to close which remains unsatisfied and the other party shall have failed to satisfy such condition within 10 days after receipt of such notice; provided, however, that if such condition is of a nature that it cannot be reasonably satisfied within such 10 day period, then, if the defaulting or breaching party shall have commenced an attempt to satisfy such condition within such 10 day period, the period to satisfy such condition shall be extended until the date which is 30 days after receipt of such notice.


                           SECTION SIX

                     Post-Merger Governance

     6.1 Articles of Incorporation and Bylaws. At the Closing, the Articles of Incorporation and By-Laws of Enterprise as in effect immediately prior to the Closing, shall be and continue to be the Articles of Incorporation and By-Laws of Enterprise, until duly amended in accordance with law. At the Closing, the Articles of Incorporation and By-Laws of GOL India, as in effect immediately prior to the Closing, shall be and continue to be the Articles of Incorporation and By-Laws of GOL India, until duly amended in accordance with law.

     6.2   Directors, Officers and Employees

     (a) Directors of Enterprise. On Closing, the current members of the Board of Directors of Enterprise shall, in accordance with the Delaware General Corporation Law and the Articles of Incorporation and By-Laws of Enterprise, cause the Board of Directors of Enterprise to be reconstituted to consist of a total of two (2) persons, who shall be the persons designated by the Stockholder in a letter provided to Enterprise in advance of the Closing. The current members of the Enterprise Board of Directors shall resign their respective board memberships.

     (b) Executive Officers of Enterprise. Immediately after the Closing, the newly constituted Board of Directors of Enterprise shall elect persons to serve as executive officers of Enterprise. Any persons serving as executive officers of Enterprise immediately prior to the Closing who will not continue in such capacity immediately after the Closing shall tender their resignations in accordance with the Delaware General Corporation Law.

     (c)     Directors  of  GOL  India.   Immediately  after  the
Closing, the Board of Directors of GOL India shall be reconstituted to consist of one (1) or more persons as shall be appointed by a majority vote of the newly constituted Board of Directors of Enterprise.

     (d) Executive Officers of GOL India. Immediately after the Closing, the newly constituted Board of Directors of GOL India shall elect persons to serve as executive officers of GOL India. Any persons serving as executive officers of GOL India immediately prior to the Closing who will not continue in such capacity immediately after the Closing shall tender their resignations in accordance with the Delaware General Corporation Law.


                          SECTION SEVEN

               Covenants and Conditions of Closing

     7.1 Covenants Regarding the Closing. The parties hereby covenant and agree that they shall: (i) use reasonable efforts to cause all of their respective representations and warranties set forth in this Agreement to be true upon and as of the Closing;
(ii) use reasonable efforts to cause all of their respective obligations that are to be fulfilled upon or prior to the Closing to be so fulfilled; (iii) use reasonable efforts to cause all conditions to the Closing set forth in this Agreement to be satisfied upon or prior to the Closing; and (iv) deliver to each other at the Closing the certificates, updated lists, opinion of counsel, notices, consents, authorizations, approvals, agreements, transfer documents, receipts and amendments contemplated by this Agreement (with such additions or exceptions to such items as are necessary to make the statements set forth in such items accurate, provided that if any such additions or exceptions cause any of the conditions to the parties' obligations hereunder as set forth in this Agreement not to be fulfilled, such additions and exceptions shall in no way limit the rights of the parties to terminate this Agreement or refuse to consummate the transactions contemplated hereby).

     All indemnifications, guarantees, covenants, agreements, representations and warranties made by the parties hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing regardless of any investigation at any time made by or on behalf of the parties.

     7.2 Conditions to Obligation of Enterprise. The obligation of Enterprise to complete this Agreement upon the Closing on the terms set forth in this Agreement is, at the option of Enterprise, subject to the satisfaction or waiver by Enterprise of each of the following conditions:

     (a) Accuracy of Representations and Warranties. The representations and warranties made by GOL India in this Agreement shall be correct in all material respects upon and as of the Closing with the same force and effect as though such representations and warranties had been made upon the Closing.

     (b)    Compliance with Covenants.  All covenants  which  GOL
India is required to perform or comply with upon or before the Closing shall have been fully complied with or performed in all material respects.

     (c)     Corporate  Approvals.  The Board  of  Directors  and
Stockholder of GOL India shall have approved and ratified this Agreement and shall have authorized the appropriate officers of GOL India to execute same and fully perform its terms.

     (d) Consents and Approvals. To the extent that any material lease, mortgage, deed of trust, contract or agreement to which GOL India is a party shall require the consent of any person to the exchange of GOL India's shares of common stock or any other transaction provided for herein, such consent shall have been obtained; provided, however, that GOL India shall not make, as a condition for the obtaining of any such consent, any agreements or undertakings not approved in writing by Enterprise to the extent that such condition otherwise has an effect on Enterprise.

     (e) No Governmental Actions. No action or proceeding before any governmental authority shall have been instituted or threatened to restrain or prohibit the transactions contemplated by this Agreement, and the parties shall have delivered to each other certificates dated as of the Closing and executed by such parties, stating that to their best knowledge, no such items exist. No governmental authority shall have taken any other action as a result of which the management of Enterprise, in its sole discretion, reasonably deems it inadvisable to proceed with the transactions contemplated by this Agreement.

     (f) No Material Adverse Change. No material adverse change in the business, property or assets of any party hereto shall have occurred, and no loss or damage to any of the assets, whether or not covered by insurance, with respect to any party hereto has occurred, and the parties hereto shall have delivered to each other certificates dated as of the Closing and executed by each of the parties to all such effects.

     (g) Update of Contracts. The parties hereto shall have delivered to each other an accurate list, as of the Closing, showing (i) all agreements, contracts and commitments entered into since the date of this Agreement; and (ii) all other agreements, contracts and commitments related to the businesses or the assets of the respective parties entered into since the date of this Agreement, together with true, complete and accurate copies of all such documents (the "New Contracts"). Each party shall have had the opportunity to review and approve the New Contracts of the other, and any of the parties shall have the right to delay the Closing for up to ten (10) days if it in its sole discretion deems such delay necessary to enable it to adequately review the New Contracts.

     (h) No Adverse Information. The investigations with respect to the parties, the assets and the respective businesses performed by each party's respective professional advisors and other representatives shall not have revealed any information concerning the other parties, their assets or their business and with respect to the backgrounds of the proposed directors and officers of Enterprise nominated by GOL India that has not been made known to the discovering party, in writing prior to the date of this Agreement and that, in the opinion of such party and its advisors, materially and adversely affects the business or assets of the other party or the viability of the transaction contemplated by this Agreement.

     (i) Liens. GOL India shall have delivered to Enterprise a reasonably current lien and judgment search (both state and county levels in each jurisdiction where the party is qualified to or is doing business or owns material assets) confirming the absence of any judicial liens, security interests, tax liens and similar such liens affecting any of its business or assets. Each and every lien or encumbrance of any nature, if any, relating to the assets, business, or the shares of common stock of GOL India shall have been terminated and released, and proof thereof delivered to Enterprise.

     (j)   Other Documents.  The parties shall have delivered  or
caused   to   be  delivered  all  other  documents,   agreements,
resolutions, certificates or declarations as each respective party or its attorneys may have reasonably requested.

     (k) Governmental and Regulatory Approvals. The parties shall have obtained evidence, in form and substance satisfactory to each of them, that there have been obtained all consents, approvals and authorizations required by this Agreement, including, without limitation, the following:

     (i)    GOL  India  and  Stockholder  approval  of  all   the
transactions contemplated pursuant to this Agreement; and

     (ii) All regulatory approvals necessary for GOL India to conduct business in the ordinary course in each jurisdiction where such approval may be required.

     (l) Audit Confirmation. The parties recognize that, in order to comply with the reporting requirements of the Exchange Act, it will be necessary for GOL India to prepare and file with the S.E.C. a Current Report on Form 8-K which must include the audited financial statements of GOL India and pro forma financial information in accordance with Item 7 of Form 8-K. Prior to Closing, Enterprise shall have received confirmation from its independent accountants or the independent public accountants selected by GOL India that books and records of GOL India will permit the preparation by GOL India of audited financial
statements,   together   with  report   of   independent   public
accountants, in conformity with generally accepted accounting principles consistently applied and in compliance with all requirements of Regulation SX under the Securities Act.

     (m) Federal and State Securities Laws. The sale and/or issuance of Enterprise securities pursuant to this Agreement shall have been cleared by all applicable federal and state securities authorities or the issuance of such securities shall be exempt from registration with said authorities, and the transactions contemplated by this Agreement shall comply in all material respects with all applicable federal and state laws.

     7.3 Conditions to Obligation of GOL India. The obligations of GOL India to complete this Agreement upon the Closing on the terms set forth in this Agreement is, at the option of GOL India, subject to the satisfaction or waiver by GOL India of each of the following conditions:

     (a) Accuracy of Representations and Warranties. The representations and warranties made by Enterprise in this Agreement shall be correct in all material respects upon and as of the Closing with the same force and effect as though such representations and warranties had been made upon the Closing.

     (b)    Compliance  with  Covenants.   All  covenants,  which
Enterprise is required to perform or comply with upon or before the Closing, shall have been fully complied with or performed in all material respects.

     (c)    Corporate  Approvals.   The  Board  of  Directors  of
Enterprise shall have approved and ratified this Agreement and shall have authorized the appropriate officers of Enterprise to execute same and fully perform its terms.

     (d) Consents and Approvals. To the extent that any material lease, mortgage, deed of trust, contract or agreement to which Enterprise is a party shall require the consent of any person to the exchange of Enterprise's shares of common stock or any other transaction provided for herein, such consent shall have been obtained; provided, however, that Enterprise shall not make, as a condition for the obtaining of any such consent, any agreements or undertakings not approved in writing by GOL India to the extent that such condition otherwise has an effect on GOL India or Enterprise.

     (e) No Governmental Actions. No action or proceeding before any governmental authority shall have been instituted or threatened to restrain or prohibit the transactions contemplated by this Agreement, and the parties hereto shall have delivered to each other certificates dated as of the Closing and executed by such parties stating that, to their best knowledge, no such items exist. No governmental authority shall have taken any other action as a result of which the management of any of the parties, in its sole discretion, reasonably deems it inadvisable to proceed with the transactions contemplated by this Agreement.

     (f) No Material Adverse Change. No material adverse change in the business, property or assets of any party hereto shall have occurred, and no loss or damage to any of the assets, whether or not covered by insurance, with respect to any party hereto has occurred, and the parties shall have delivered to each other certificates dated as of the Closing and executed by each of the parties to all such effects.

     (g) Update of Contracts. The parties shall have delivered to each other an accurate list, as of the Closing, showing (i) all agreements, contracts and commitments entered into since the date of this Agreement; and (ii) all other agreements, contracts and commitments related to the businesses or the assets of the respective parties entered into since the date of this Agreement, together with true, complete and accurate copies of all such documents (the "New Contracts"). Each party shall have had the opportunity to review the New Contracts of the other, and any of the parties shall have the right to delay the Closing for up to ten (10) days if it in its sole discretion deems such delay necessary to enable it to adequately review the New Contracts.

     (h) No Adverse Information. The investigations with respect to the parties, the assets and their respective businesses performed by each party's respective professional advisors and other representatives shall not have revealed any information concerning the other panes, their assets or their business that has not been made known to the discovering party, in writing prior to the date of this Agreement and that, in the opinion of such party and its advisors, materially and adversely affects the business or assets of the other party or the viability of the transaction contemplated by this Agreement.

     (i) Liens. GOL India shall have delivered to Enterprise a reasonably current lien and judgment search (both state and county levels in each jurisdiction where the party is qualified to or is doing business or owns material assets) confirming the absence of any judicial liens, security interests, tax liens and similar such liens affecting any of its business or assets. Each and every lien or encumbrance of any nature, if any, relating to the assets, business, or the shares of common stock of GOL India shall have been terminated and released, and proof thereof delivered to Enterprise.

     (j)   Other Documents.  The parties shall have delivered  or
caused   to   be  delivered  all  other  documents,   agreements,
resolutions, certificates or declarations as each respective party or its attorneys may have reasonably requested.

     (k) Governmental and Regulatory Approvals. The parties shall have obtained evidence, in form and substance satisfactory to each of them, that there have been obtained all consents, approvals and authorizations required by this Agreement, including, without limitation, the following:

     (i) Enterprise approval of all the transactions contemplated pursuant to this Agreement; and
     (ii) All regulatory approvals necessary for Enterprise to conduct business in the ordinary course in each jurisdiction where such approval may be required.

     (l) Audit Confirmation. The parties recognize that, in order to comply with the reporting requirements of the Exchange Act, it will be necessary for GOL India to prepare and file with the S.E.C. a Current Report on Form 8-K which must include the audited financial statements of GOL India and pro forma financial information in accordance with Item 7 of Form 8-K.

     (m) Federal and State Securities Laws. The sale and/or issuance of Enterprise securities pursuant to this Agreement shall have been cleared by all applicable federal and state securities authorities or the issuance of such securities shall be exempt from registration with said authorities, and the transactions contemplated by this Agreement shall comply in all material respects with all applicable federal and state laws.

     (n) The execution and delivery of Leak-out Agreements which are acceptable to Stockholder pursuant to section 2.4.

                          SECTION EIGHT

             Indemnification and Remedies for Breach

     8.1   Indemnification by Enterprise

(a) Indemnification Agreement. At time of Closing, Enterprise shall have no liabilities of any kind or nature whatsoever, and at time of Closing John Chymboryk, Kip Eardley and Howard Oveson, shall execute the indemnification agreement attached hereto as Exhibit "I" to indemnify and hold harmless GOL India and the Stockholder relying upon the representations in this Agreement against any and all losses, claims, damages, liabilities, and expenses, joint or several to which such Stockholder may become subject under the Securities Act, Exchange Act or otherwise.

     8.2  Indemnification by GOL India.

     (a) GOL India shall defend, indemnify and hold Enterprise harmless against and in respect of any damage, loss, liability, cost or expense, including expert witness fees and reasonable attorneys' fees, whether or not recoverable under applicable state law, resulting or arising from or incurred in connection with:

     (i) any misrepresentation, breach of warranty, or nonfulfillment or nonperformance of any agreement on the part of GOL India under this Agreement, or any misrepresentation or omission from any exhibit, schedule, list, certificate or other instrument furnished or to be furnished by it under this Agreement;

    (ii) any and all liabilities of GOL India of any nature whatsoever, whether accrued, absolute, contingent or otherwise and whether known or unknown, except to the extent that any such liability arises from Enterprise's failure to perform or discharge, when due, Enterprise's future obligations;

     (iii)     any   actions,   suits,   proceedings,    damages,
assessments, judgments, costs or expenses incident to any of the foregoing.

     (b) Promptly after the receipt by Enterprise of notice of any claim asserted by a third party that may give rise to GOL India's liability to Enterprise under this Section, Enterprise shall give to GOL India written notice of such claim and GOL India shall be entitled to participate at its own expense in the defense of any such claim. Enterprise shall not pay, acknowledge, compromise or settle any such claim without the written consent of GOL India, unless such payment, acknowledgement, compromise or settlement results in a full and complete release and discharge of GOL India from any liability.

     8.3 Additional Notice. Notwithstanding the provisions of Sections 8.1 or 8.2 above, promptly after the receipt by any party hereto of notice of any claim asserted by a third party that may give rise to the liability of any party for which the right to indemnification may be claimed under this Section, such party shall give to each other party written notice of such claim as soon as practicable. The provisions of this Section 8.3 are in addition to and not in lieu of the covenants of the parties contained in Sections 8.1 or 8.2 above.


     8.4   Determination of Damages and Related Matters.

     (a) Upon the occurrence of any event which would give rise to a claim by Enterprise against, or to a right of defense and indemnity against GOL India pursuant to this Section 8, or in the event that any suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which GOL India may become obligated to Enterprise hereunder, Enterprise shall give notice to GOL India of the occurrence of such event and shall identify Enterprise's choice of counsel to represent such investigation, claim or proceedings, provided that the failure of Enterprise to give notice shall not affect the indemnification obligations of GOL India hereunder. Enterprise (i) shall have the exclusive right to so defend, contest or protect against such matter utilizing the counsel of Enterprise's choice (who shall be reasonably acceptable to GOL India), and (ii) without further notice may set off or apply against all amounts due GOL India hereunder, or their affiliates, under any instrument or pursuant to any obligation, the full amount for which indemnification hereunder is provided. GOL India shall have the right, but not the obligation, to participate, at its own expense, in the defense thereof by counsel of their choice.

     (b) As Enterprise incurs expenses for which indemnification hereunder is provided and after any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction, and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, Enterprise shall forward to GOL India notice of any sums due and owing by them pursuant to this Agreement with respect to such matter and they shall be required to pay all of the sums so due and owing to Enterprise by certified or bank cashier's check within ten (10) days of such notice.

     (c) Upon the occurrence of any event which would give rise to a claim by GOL India against, or to a right of defense and indemnity against Enterprise pursuant to this Section 8, or in the event that any suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which Enterprise may become obligated to GOL India hereunder. GOL India shall give notice to Enterprise of the occurrence of such event and shall identify their choice of counsel to represent such investigation, claim or proceedings, provided that the failure of GOL India to give notice shall not affect the indemnification obligations of Enterprise hereunder. GOL India (i) shall have the exclusive right to so defend, contest or protect against such matter utilizing the counsel of their choice (who shall be reasonably acceptable to Enterprise), and (ii) without further notice may set off or apply against all amounts due Enterprise hereunder, or their affiliates, under any instrument or pursuant to any obligation, the full amount for which indemnification hereunder is provided. Enterprise shall have the right, but not the obligation, to participate, at their own expense, in the defense thereof by counsel of their choice.

     (d) As GOL India incurs expenses for which indemnification hereunder is provided and after any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction, and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated. GOL India shall forward to Enterprise notice of any sums due and owing by it pursuant to this Agreement with respect to such matter, and Enterprise shall be required to pay all of the sums so due and owing to GOL India by certified or bank cashier's check within ten (10) days of such notice.

     8.5 Remedies For Breach. Prior to the Closing, in the event of any material breach of any of the provisions of this Agreement, including but not limited to any breach of any covenant, warranty or representation made by any party hereto, the other party may terminate this Agreement as provided for in Section 5.1 above.

     8.6 Escrow of Shares by Consultants. To provide security for the representations and warranties made by Enterprise and protection beyond the indemnification agreement in paragraph 8.1 above, certain of the Consultants on this transaction have agreed to execute the Escrow Agreement (attached hereto as Exhibit "J") and escrow for one (1) year a total of 300,000 shares of their restricted common stock. The indemnification liability of the Consultants shall be limited to the shares that are placed in this escrow.


                          SECTION NINE

                       General Provisions

      9.1 Further Assurances. At any time, and from time to time, after the Closing, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

     9.2 Survival and Incorporation of Representations. The representations, warranties, covenants and agreements made herein or in any certificates or documents executed in connection herewith shall survive the execution and delivery thereof for a period of one (1) year, and all statements contained in any certificate or other document delivered by any party hereunder or in connection herewith shall be deemed to constitute representations and warranties made by that party to this Agreement.

     9.3   Incorporation by Reference. All appendices,  schedules
and  exhibits  to  this  Agreement and  all  documents  delivered
pursuant  to  or  referred  to  in  this  Agreement  are   herein
incorporated by reference and made a part hereof.

     9.4 Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to, or shall, confer any rights or remedies under, or by reason of, this Agreement, on any person other than the parties hereto and their respective and proper successors and assigns. Nor shall anything in this Agreement act to relieve or discharge the obligation or liability of any third persons to any party to this Agreement.

     9.5 Amendments and Waivers. This Agreement may not be amended, nor may compliance with any term, covenant, agreement, condition or provision set forth herein be waived (either generally or in a particular instance and either retroactively or prospectively) unless such amendment or waiver is agreed to in writing by all parties hereto.

     9.6 Waiver. No waiver of any breach of any one of the agreements, terms, conditions, or covenants of this Agreement by the parties shall be deemed to imply or constitute a waiver of any other agreement, term, condition, or covenant of this
Agreement. The failure of any party to insist on strict performance of any agreement, term, condition, or covenant, herein set forth, shall not constitute or be construed as a waiver of the rights of either or the other thereafter to enforce any other default of such agreement, term, condition, or covenant; neither shall such failure to insist upon strict performance be deemed sufficient grounds to enable either party hereto to forego or subvert or otherwise disregard any other agreement, term, condition, or covenants of this Agreement.

     9.7 Expenses. The present controlling shareholders of Enterprise shall pay the following costs: its securities counsel; for any legal opinion required of Enterprise pursuant to this transaction; all its other legal fees and auditor's fees incurred prior to the Closing; Delaware franchise fees and filing fees (to complete capital structure changes called for in Section 1.6 hereto); and the cost of preparation of board minutes and resolutions of Enterprise.

      9.8 Brokers. Except as otherwise shown in Exhibit "B", each party represents to the other party hereunder that no consultants, advisors, brokers or finders have acted for it in connection with this Agreement, and agrees to indemnify and hold harmless the other party against any fee, loss or expense arising out of claims by consultants, advisors, brokers or finders employed or alleged to have been employed by it.

       9.9 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

     GOL India and Stockholder:

     Dr. Lee C. Fergusson
     President
     USA Global Link, Inc.
     50 North Third Street
     Fairfield, IA 52556

     WITH A COPY TO:

     Joseph Starcevic
     Chief In-House Counsel
     USA Global Link, Inc.
     50 North Third Street
     Fairfield, IA 52556

     Enterprise:

     Mr. John Chymboryk, President
     5882 South, 900 East, Suite 202
     Salt Lake City, Utah 84121

      9.10 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

      9.11 Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.12 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

      9.13 Assignment. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this Agreement without the written consent of the other party shall be void.

     9.14 Limitation of Actions. No action may be brought by any party to this Agreement to enforce any covenant made by any party hereto or to seek damages or equitable relief arising from any claimed breach or nonperformance of a covenant, representation, warranty or other performance provided for herein unless such action is commenced within one (1) year of the date of Closing. The parties hereto agree to be bound by the aforesaid limitation of actions notwithstanding the provisions of any applicable statutory limitation of actions to the contrary.

       9.15   Counterparts.   This  Agreement  may  be   executed
simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.16 Severability. Wherever there is any conflict between any provision of this Agreement and any statute, law, regulation or judicial precedent, the latter shall prevail, but in such event the provisions of this Agreement thus affected shall be curtailed and limited only to the extent necessary to bring it within the requirement of the law. In the event that any part, section, paragraph or clause of this Agreement shall be held by a court of proper jurisdiction to be invalid or unenforceable, the entire Agreement shall not fail on account thereof, but the balance of the Agreement shall continue in full force and effect unless such construction would clearly be contrary to the intention of the parties or would result in unconscionable injustice.

     9.17 Jurisdiction and Venue. Jurisdiction over any action, proceeding or arbitration shall be proper only if filed and maintained in New York, and venue shall be proper therefor only in the County of New York as to state court proceedings or the District Court for the Southern District of New York as to federal court proceedings.

     9.18 Good Faith Cooperation and Additional Documents. The parties shall use their best good faith efforts to fulfill all of the conditions set forth in this Agreement over which it has control or influence. Each party covenants and agrees to cooperate in good faith and to enter into and deliver such other documents and papers as the other party reasonably shall require in order to consummate the transactions contemplated hereby, provided in each instance, any such document is in form and substance approved by the parties and their respective legal counsel.

     IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Reorganization as of the date first above written.

WITNESS                            ENG ENTERPRISES, INC.

__________________________         By:

                                   Name:

                                   Title:


WITNESS                            GOL INDIA.COM, INC.

___________________________        By:

                                   Name:

                                   Title:


WITNESS                            STOCKHOLDER OF GOL INDIA.COM, INC.

___________________________        USA GLOBAL LINK, INC.

                                   By:

                                   Name:

                                   Title:

EXHIBIT A

            List of Restricted Shares to be Issued by Enterprise to the Stockholder of GOL India


                         Pre-Dividend             Post-Dividend
                         Common Shares            Common Shares
Stockholder:             of Enterprise            of Enterprise


USA Global Link, Inc.     15,750,000               47,250,000
50 North Third Street
Fairfield, Iowa 52556

                            EXHIBIT B

      Rule 144 Restricted Common Shares to be Issued to ENG
                       Enterprises, Inc.,
             Advisors and Consultants and Management


Stockholder Names and Address           Enterprise    Enterprise      Total
                                      Pre-Dividend     Dividend   Enterprise
                                          Shares        Shares      Shares

Bridgestone Capital Group L.L.C.          13,822        27,644      41,466
21599 W. 11 Mile Rd., Suite 300
Southfield, MI 48076

Kathleen M. Harrison Trust dated          23,726        47,452      71,178
1-31-83
20 Oxford
Pleasant Ridge, MI 48069

George W. Harrison Trust dated            34,164        68,328     102,492
12-24-73
20 Oxford
Pleasant Ridge, MI 48069

Gerald Patera                             12,812        25,624      38,436
9759 Seavitt
Allen Park, MI 48101

Steven I. Silver                           6,168        12,336      18,504
26530 Wyoming
Huntington Woods, MI 48070

Kenneth Silver                             1,898         3,796       5,694
8165 Hendrie
Huntington Woods, MI 48070

Donald Bernier                             1,898         3,796       5,694
2500 Rochester CT
Troy, Mi. 48083

Robert Weinberg                            3,500         7,000      10,500
21676 Club Villa Terrace
Boca Raton, FL 33433

Marjorie Weinberg Trust                    3,500         7,000      10,500
21676 Club Villa Terrace
Boca Raton, FL 33433

Lisa Powers                                1,000         2,000       3,000

32 Grey Hollow Road
Norwalk, CT 06850

Affiliated Holdings, Inc.                 70,519       141,038     211,557
165 Shore Dr.
Palm Harbor, FL 34683

Danali Systems, Inc.                      70,519       141,038     211,557
2871 Gloria Ct.
Clearwater, FL 33761

Seward, Young & Vincent, Inc.             70,519       141,038     211,557
19664 Lost Creek Dr.
Ft. Myers, FL 33912

Affiliatedholdings.com, Inc.              37,145        74,290     111,435
P.O. Box 15755
Clearwater, FL 33766-5755

International Business Concepts            3,333         6,666       9,999
5374 Tartan Lane
Columbus, OH 43235
Attn. Kelly Wigton

Richard Haggert                              634         1,268       1,902
100 E. Pennsylvania Ave.
Townsend, MD 21286

Sarah S. Petkov Miller                       100           200         300
18406 Shiawassee
Detroit, MI 48219

Capital Consulting, Inc.                  30,000        60,000      90,000
6337 South Highland Drive, #130
Salt Lake City, Utah 84121

Robert Koester                             1,667         3,334       5,001
3549 Kings Cove Way
Salt Lake City, Utah 84121

Olympic Capital Group, Inc.                9,000        18,000      27,000
645 Fifth Avenue, Suite 403
New York, NY 10022

John B. Lowy, P.C.                         2,667         5,334       8,001

645 Fifth Avenue, Suite 403
New York, NY 10022

John B. Lowy                              18,312        36,624      54,936
1070 Park Avenue, Apt 4B
New York, NY 10128

Gary Yankelowitz                           5,355        10,710      16,065
151 West 81st St., Apt 7D
New York NY 10028

Anna Herbst                                  500         1,000       1,500
87-10 Clover Place
Holliswood, NY 11423

Total:                                   422,758       845,516   1,268,274

                            EXHIBIT C

                      Closing Document List


 ENG Enterprises, Inc.:

1. Executed copy of minutes of the meeting of the Board of Directors of Enterprise to approve the reorganization transaction with GOL India and to authorize its officers to take all appropriate action to complete the transaction.
2.   Executed Officers & Directors Certificate.
3.   Certificate of Good Standing from the State of Delaware.
4.   Current shareholders list.
5.   Signed auditors letter (see Exhibit "D").
6. All minute books, corporate records, and accounting records of Enterprise.
7.   Executed Leak-out Agreement(s).
8.   Corporate By-laws and Amendments.
9. Evidence of the cancellation of 60,000 shares of restricted common stock and evidence of the cancellation of 356 shares of free-trading stock.
10. Stock Certificates for common stock issuance to the Stockholder and the Consultants.
11.  Executed Indemnification Agreements.
12.  Resignations of Officers and Directors.

USA  Global Link, Inc., DBA as Global Online, the Stockholder  of
GOL India:

1. Executed copy of minutes of the meeting of the Board of Directors of USA Global Link, Inc. to approve the reorganization transaction with Enterprise and to authorize its officers to take all appropriate action to complete the transaction.
2.   Executed Officers & Directors Certificate.
3.   Certificate of Good Standing from the State of Delaware.
4.   Investment letter executed by USA Global Link, Inc.
5.   Letter to appoint slate of directors.
6. Common stock share certificates representing 100% of the issued and outstanding shares of GOL India with green medallion signature guarantee attached to each certificate.

Consultants and Advisors:

1.   Executed escrow agreement.
2.   Executed Leak-out Agreements.
3.   Executed investment letters.

                            EXHIBIT D

                Letter from Enterprise's Auditor



                Andersen Andersen & Strong, L.C.
      Certified Public Accountants and Business Consultants
                 941 East 3300 South, Suite 202
                   Salt Lake City, Utah 84106
            Telephone 801-486-0096 / Fax 801-486-0098


June 8, 2000

Dr. Lee Fergusson
President
Global Online.com, Inc.
50 North Third Street
Fairfield, Iowa 52556


Re: Books and records of ENG Enterprises, Inc.

Dear Mr. Fergusson:

Our firm is currently the independent auditor for ENG Enterprises, Inc. ("ENG"). This letter is to confirm that we stand ready at the closing of the reorganization to deliver to a representative of Pender, Newkirk & co., the newly appointed auditor designated by GOL India.com, Inc. ("GOL India"), any and all corporate records and books of account that are in our possession pertaining to our engagement as the auditor for ENG. These items shall include original documents and records, (or photocopies of documents where originals are not available), the general ledger, cash receipt journals, stock ledgers, minute books, all audit work papers and spread sheets, all financial statements including foot notes and any supporting documents relating to the public status of ENG.

Please let us know if there is any other was we can be of service.

Sincerely,

Andersen, Anderson & Strong, L.C.


By: Gerald Strong CPA

                            EXHIBIT E

                    Sample Leak-out Agreement

June ___, 2000

To: GOL India.com, Inc. and   affiliatedholdings.com, Inc.
    USA  Global Link, Inc.    2871 Gloria Court
    50 North Third Street     Clearwater, FL 33761
    Fairfield, Iowa 52556

    Bridgestone Capital Group, Inc.
    21599 W. Eleven Mile Rd., Suite 300
    Southfield, Michigan 48076


Re: Agreement and Plan of Reorganization Between GOL India.com and ENG Enterprises, Inc.

     The undersigned is the owner ("Record Owner") of ___________ common shares (the "Shares") of ENG Enterprises, Inc., ("ENG"), which Shares are or will be evidenced by one or more certificate number(s). The Record Owner hereby represents and warrants to the USA Global Link, Inc., GOL India.com, Inc., Bridgestone Capital Group, and affiliatedholdings.com, Inc. that the Shares are the only shares of ENG owned of record or beneficially controlled by the undersigned, and that the undersigned does not directly or indirectly own or control, whether in nominee name or otherwise, any shares of ENG other than the Shares. The undersigned hereby agrees, among other things enumerated below, not to sell or otherwise transfer any shares of ENG (or of such entity as re-named subsequent to this Agreement), including but not limited to the Shares, any shares of ENG purchased or otherwise received on or after the date of this Agreement, any restricted shares of ENG, and any shares of ENG not owned by the Record Owner, except as provided herein. The undersigned further agrees that the restriction on the transfer of shares relates to the certificates referenced above and to any other certificates which may be issued or acquired in the future which evidence the Record Owner's ownership of shares or the ownership of shares by any transferee of shares who acquired same by operation of law, and to the transfer by or on behalf of the undersigned of any other shares of ENG (or of such entity as re-named subsequent to this Agreement). In connection with the foregoing, the undersigned represents, warrants and agrees as follows:
1. The Record Owner has full power and authority to enter into this Agreement and to restrict the transferability and salability of the shares of ENG (including but not limited to the Shares, any shares of ENG purchased or otherwise received on or after the date of this Agreement, any restricted shares of ENG, and any shares of ENG not owned by the Record Owner) as provided herein.
2. The Record Owner's compliance with the terms and conditions of this Agreement will not conflict with any instrument or agreement, and will not conflict with, result in a breach of, or constitute a default under any instrument or agreement to which Record Owner is a party.
3. The Record Owner owns, or when issued will own, the Shares and represents that they are clear of any and all liens and encumbrances.
4. Beginning on the date of the Closing of the transaction between GOL India and ENG and for a period of six (6) months following said Closing, the Record Owner agrees not to sell more than five hundred (500) shares (including but not limited to the Shares, any shares of ENG purchased or otherwise received on or after the date of this Agreement, any restricted shares of ENG, and any shares of ENG not owned by the Record Owner) of ENG (or of such entity as re-named subsequent to this Agreement), in any calendar month without the prior written consent of USA Global Link, Inc., GOL India.com, Inc., Bridgestone Capital Group, and affiliatedholdings.com, Inc. During the period of the seventh
(7th) month through the twelfth (12th) month after Closing the Record Owner agrees not to sell more than one thousand (1,000) shares (including but not limited to the Shares) of ENG (or of such entity as re-named subsequent to this Agreement) in any calendar month without the prior written consent of the USA Global Link, Inc., GOL India.com, Inc., Bridgestone Capital Group, and affiliatedholdings.com, Inc.

5. The Record Owner agrees not to make any private transfer of any shares of ENG (including but not limited to the Shares, any shares of ENG purchased or otherwise received on or after the date of this Agreement, any restricted shares of ENG, and any shares of ENG not owned by the Record Owner) unless the transferee agrees in writing to be bound by the restrictions contained herein.
6. The Record Owner agrees that the restrictions described herein will be placed on the stock certificates(s) issued to the Record Owner.
7. For the purpose of evidencing written consent pursuant to the terms of this Agreement, the individuals identified above may bind each of their respective entities until such time as Record Owner is notified of a change of the designated representative.

Very truly yours,_______________________________________

                            EXHIBIT F

Unaudited financial statements of Enterprise containing balance sheets and statements of operations for Enterprise at June 30, 1999 and September 30, 1999, and March 31, 2000 on Form 10-Q.

                            EXHIBIT F

          Financial Statements of ENG Enterprises, Inc.

                  Audited Financial Statements


Board of Directors
ENG Enterprises, Inc.
Salt Lake City, Utah

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We   have  audited  the  accompanying  balance   sheet   of   ENG
Enterprises, Inc. (development  stage  company) at  December   31,
1999  and   the related statement of operations, stockholders'
equity, and cash flows for the years ended December 31, 1999, and 1998 and the period from January 1, 1995 (date of inception of
development stage)  to December 31,  1999.   These financial
statements  are  the responsibility of the Company's  management.
Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In  our  opinion,  the  financial statements  referred  to  above
present fairly, in all   material   respects,  the  financial
position   of     ENG Enterprises,  Inc. at December  31,  1999
and the results of  operations,  and   cash flows for the years ended
December 31, 1999 and 1998 and the period January  1, 1995 (date of
inception  of  development  stage)  to  December  31,  1999,   in
conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is in the development stage and will need additional working capital for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 6. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Salt Lake City, Utah
February 18, 2000

                            ENG Enterprises, Inc.
                        (Development Stage Company)
                               BALANCE SHEET
                             December 31, 1999


                                                            December 31,
                                                                1999
                                                            ------------

ASSETS

CURRENT ASSETS

    Cash                                                        $   -
                                                             ------------
    Total  Current Assets                                       $   -

                                                             ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

   Accounts  payable                                            $   -
                                                             ------------
          Total Current Liabilities                                 -
                                                             ------------

STOCKHOLDERS' EQUITY

  Preferred stock
   10,000,000 shares authorized, at
    $1.00 par value; 2,791 shares
    issued and outstanding - Note 4                               2,791
  Common stock
   100,000,000 shares authorized, at
    $0.001 par value; 348,456
    shares issued and outstanding                                 3,485
        Capital in excess of par value                        6,683,457
       Stock subscription received - Note 3                      59,870
       Accumulated deficit                                   (6,749,603)
                                                             ------------
   Total Stockholders' Equity
                                                             ------------
TOTAL  LIABILITIES AND STOCKHOLDERS'  EQUITY                    $   -

                                                             ============


The accompanying notes are an integral part of these financial statements.

                            ENG Enterprises, Inc.
                        (Development Stage Company)
                          Statement of Operations
               For the Years Ended December 31, 1999 and 1998
           and the Period from January 1, 1995 (Date of Inception of
                  Development Stage) to December 31, 1999



                                                               January 1, 1995
                               December  31,    December  31,     (Note 1) to
                                   1999             1998      December 31, 1999
                                 ------------   ------------    ------------

REVENUES                         $    -          $   3,666      $  62,793


EXPENSES                            8,687            3,415        194,601
                                 ------------   ------------    ------------

NET PROFIT (LOSS) FROM
OPERATIONS- (before other
income and expense)              $ (8,687)       $     251      $(131,808)


OTHER INCOME AND EXPENSE

 Gain on settlement of debt      $  961,841      $  51,104      2,725,467
   Loss  of  assets                     -              -       (1,592,626)
                                 ------------   ------------    ----------
NET  INCOME                      $  953,154      $  51,355     $1,001,033
                                 ============   ============    ==========


GAIN (LOSS) PER COMMON SHARE

  Basic

    Net profit (loss) from
     operations - (before other
     income and expense)                $(.03)          $ -
                                        -----           ----
    Net income                          $3.37           $.18
                                        -----           ----


AVERAGE OUTSTANDING SHARES

  Basic                               282,894        282,894
                                      -------        -------

  The accompanying notes are an integral part of these financial statements.

                            ENG Enterprises, Inc.
                         (Development Stage Company)
                    STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                Period from January 1, 1995 (date of inception
                  of development stage) to December 31, 1999





                                                          Capital in
                         Preferred Stock   Common Stock    Excess of Accumulated
                         Shares  Amount   Shares   Amount  Par Value   Deficit
                          ----- -------  -------- -------- --------   ----------


Balance January 1, 1995
  (note  1)              4,879 $ 4,879  282,89  $ 2,829  $6,553,613 $(7,750,636)

Net loss for the year
 ended December 31, 1995     -       -       -        -           -  (1,692,318)

Net loss for the year ended
 December  31,  1996         -       -       -        -           -   1,688,999

Net loss for the year ended
 December  31,  1997         -       -       -        -           -        (157)

Net loss for the year ended
 December  31,  1998         -       -       -        -           -      51,355
                        ------- -----------------------------------------------

Balance December
   31, 1998             4,879  $ 4,879 282,894 $ 2,829 $ 6,553,613 $ (7,702,757)

Issuance of common
stock for redemption
of preferred stock -
December 31, 1999      (2,088)  (2,088) 65,250     653     129,847           -

Additional shares issued
resulting from reverse
common stock split -
Note 1                      -        -     312       3         (3)           -

Net profit for the year
ended December 31, 1999     -        -       -       -          -      953,154
                        ------- ---------------------------------------------
Balance  December
  31, 1999               2,791  $ 2,791  348,456 $3,485 $6,683,457  $(6,749,603)
                        ======================================================


   The accompanying notes are an integral part of these financial statements.

                            ENG Enterprises, Inc.
                          (Development Stage Company)
                            STATEMENT OF CASH FLOWS

                For the Years Ended December 31, 1999 and 1998
               and the Period January 1, 1995 (Date of Inception
                  of Development Stage) to December 31, 1999



                                                              January 1, 1995
                                 December 31,   December 31,    (Note 1) to
                                     1999          1998       December 31, 1999
                                 ------------   ------------    ------------
CASH FLOWS FROM
 OPERATING ACTIVITIES

Net profit                       $   953,154    $   51,355     $  1,001,033

Adjustments to reconcile net
 loss to net cash provided by
 operating activities

    Loss of assets                         -            -         1,592,626
    Gain on settlement of dept      (961,841)     (51,104)       (2,725,467)

    Changes in accounts payable      (55,721)        (251)           67,400
                                 ------------   ------------    ------------

Net Cash Used by Operations          (64,408)           -           (64,408)
                                 ------------   ------------    ------------
CASH FLOWS FROM INVESTING
 ACTIVITIES
                                           -            -                 -
                                 ------------   ------------    ------------
CASH FLOWS FROM FINANCING
 ACTIVITIES
                                           -            -                 -
                                 ------------   ------------    ------------
Net proceeds from issuance of
   common stock                       64,408            -            64,408

Net Increase (Decrease) in Cash            -            -                 -
                                 ------------   ------------    ------------
Cash at End of Period            $         -     $      -        $        -
                                 ============   ============    ============


The accompanying notes are an integral part of these financial statements.

                     ENG  ENTERPRISES, INC.
                   (Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS

1.  ORGANIZATION

The Company was incorporated under the laws of the state of Delaware on August 2, 1982 with the name of "Energetics, Inc." with authorized common stock of 100,000,000 shares at $0.01 par value and 10,000,000 preferred shares at $1.00 par value. On November 4, 1999 the Company changed its name to "ENG Enterprises, Inc." and on March 3, 2000 a reverse common stock split of one share for 200 outstanding shares.

This report has been prepared showing the after stock split shares from inception.

Since  inception the Company has been engaged in the business  of the exploration, development, and production of oil and  natural  gas
through three wholly  owned  subsidiaries.   During  1995  the  Company
ceased operations resulting  from  the  loss of  its remaining assets.
Since  that time the Company has   remained  inactive  is  considered
to  have  been  in  the developmental stage since January 1, 1995.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Income Taxes

On December 31, 1999, the Company had a net operating loss carry forward of $6,749,603. The tax benefit from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is doubtful since the Company has no operations and there has been a substantial change in its stockholders. The loss carryover will expire beginning in years 1998 though 2019.

Basic and Diluted Net Income (Loss) Per Share

Basic  net income (loss) per share amounts are computed based  on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of the preferred share rights
unless  the   exercise becomes antidilutive and then only the basic per
share amounts are  shown in the report.

Accounting for Stock-Based Compensation

The   Company  has  adopted  Statement  of  Financial  Accounting
Standards No. 123 but  has  elected to continue to measure compensation
cost  under APB 25. The adoption  of   FASB  No.  123  has no  impact  on
the  Company's financial statements.

                     ENG  ENTERPRISES, INC.
                   (Development Stage Company)
            NOTES TO FINANCIAL STATEMENTS - continued



2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Comprehensive Income

The  Company adopted Statement of Financial Accounting  Standards
No. 130. The adoption   of   this  standard  had  no  impact  on
the   total stockholder's equity on June 30, 1999.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles.
Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Financial instruments

The carrying amounts of financial instruments are considered by management to be their estimated fair values. These values are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

3.  STOCK SUBSCRIPTION RECEIVED

During  November and  December  1999 the Company   received  cash
advances on a convertible loan of $59,870. The terms of the loan provided for the conversion of the loan to common capital stock at the rate of $.50 per share (post split) at the option of the lender. During January 2000 the lender elected to receive 120,000 (post split) common shares of capital stock in exchange for the advances.

4. CONVERTIBLE  PREFERRED  STOCK

The terms of the convertible preferred stock outstanding provides for the payment of annual cash dividends at the rate of $80 per share, payable quarterly, when and if declared by the Board of Directors. To the date of this report no dividends had been declared and paid on the preferred shares issued.

Each share of preferred stock is convertible into common stock at a determined amount by dividing the sum of $1,000 and any unpaid cumulative dividends on the date of the conversion, by the conversion price on the date of conversion. The conversion price is defined in the agreement. No dividends can be declared on the common stock until the cumulative dividends are paid on the preferred.

                     ENG  ENTERPRISES, INC.
                   (Development Stage Company)
            NOTES TO FINANCIAL STATEMENTS - continued



5.  RELATED PARTY TRANSACTIONS

Related parties own 52% of the outstanding common stock after the issuance the stock outlined in note 3.

6.  GOING CONCERN

The Company intends to acquire interests in various business opportunities which, in the opinion of management, will provide a profit to the Company but it does not have the working capital to be successful in this effort.

Continuation of the Company as a going concern is dependent  upon
obtaining the working  capital   necessary for its planned activity.
Management of the Company has developed a strategy, which they believe can obtain the needed working capital through additional equity funding and long term debt which will enable the Company to continue operations for the coming year.

                            EXHIBIT G

           Financial Statements of GOL India.com, Inc.

      Unaudited Balance Sheet For the Period Ending June
                          9th, 2000

       Assets
       Current Assets
            Cash & Cash Equivalents                 9,998
       Total Current Assets                         9,998

       Fixed Assets
              Computer   &  Office  Equipment,     65,526
       Furniture
            Computer Software                      62,403
            Leased Computer Equipment             158,800
       Total Fixed Assets                         286,729
            Accumulated Depreciation            (103,174)
       Total Net Fixed Assets                     183,555

       Intangible Assets
            Internet Domain Names                  12,600

       Other Investments
              Investment  in  GOL  India   ISP     23,226
       Private  Limited (49% of Common  Shares
       at $0.023 par value per share)
             Investment  in USA  Global  Link,          5
       Inc.  (5,000 Shares of Common Stock  at
       $0.001 par value per share)
       Total Other Investments                     23,231

       Total Assets                               229,384

       Liabilities & Equity
       Current Liabilities
            Capital Lease - Short Term             26,493
       Long Term Liabilities
            Capital Lease - Long Term              29,849

       Total Liabilities                           56,342

       Equity
             Common Stock (1,000,000 shares  @      1,000
       $0.001 par value per share)
            Additional Paid-In Capital            355,195
            Retained Earnings                   (183,153)
       Total Equity                               173,042

       Total Liabilities & Equity                 229,384

                            EXHIBIT H

                        Investment Letter


                      USA Global Link, Inc.


     The undersigned hereby certifies to ENG Enterprises, Inc., a Delaware corporation, that it is acquiring 15,750,000 shares of ENG Enterprises, Inc. capital stock to be represented by a single certificate with purpose and intent of investment and not with any purpose or intent for resale or disposition, and that said stock will be held by the undersigned subject to all applicable provisions of and rules and regulations under the securities act of 1933.

      The undersigned further certifies that it is acquiring both the record and beneficial ownership of all said stock and consents to having the certificate representing the same, stamped with an appropriate legend indicating investment status and also indicating that the certificate may not be divided into lesser denominations or otherwise transferred without the consent of the corporation in respect of the investment character denominated by this statement.

USA GLOBAL LINK, INC:

By:____________________________________

Name:_________________________________

Title:__________________________________

Date:__________________________________

June ___,  2000

Board of Directors
ENG Enterprises, Inc.
50 North Third Street,
Fairfield, Iowa 52556

          Re: Issuance of restricted shares of ENG Enterprises, Inc., a Delaware Corporation ("Enterprise") as described in Exhibits A and B of the Agreement and Plan of Reorganization signed between GOL India.com Inc. a private Delaware corporation ("GOL India") and "Enterprise".

Gentlemen:
     I hereby acknowledge the receipt of __________ shares of the pre 200% dividend restricted common stock (the "Shares"), of ENG Enterprises, Inc. (formerly Energetics Inc.), a publicly traded Delaware corporation, ("Enterprise"), pursuant to that certain Agreement and Plan of Reorganization dated June ___, 2000, whereby Global India.com, Inc., a private Delaware corporation, ("GOL India"), has been acquired for 15,750,000 pre 200% dividend restricted common shares of Enterprise.
     I hereby acknowledge that I approve this exchange; that I have previously received and personally reviewed a copy of the financial statements of "Enterprise"; that I have been informed that at the time of closing that Enterprise will have no assets or liabilities reflected in audited financial statements for the most recent fiscal year end; that the exchange diluted my interest in GOL India; and, I represent and warrant that I have sufficient knowledge and experience to understand the nature of the exchange and am fully capable of bearing the economic risk of loss of my entire cost basis.
      I am not relying on any particular representation made by any person concerning Enterprise in connection with the exchange of these shares, and I understand that I must bear the economic risk of ownership of any of these shares for a long period of time, the minimum of which will be one (1) year, and which could be longer, as these shares are unregistered shares.
      I acknowledge that I have been advised that the Shares are not being registered under the Securities Act of 1933 (the "Act"), that the Shares will be issued to me pursuant to the statutory exemption contained in Section 4(2) of the Act, and that the Shares are "restricted securities" within the meaning of Rule 144 promulgated by the Securities and Exchange Commission (the "Commission") under the Act. I represent that I will not sell the Shares without registration under the Act and any applicable state securities laws (unless exempted therefrom).
     I hereby represent to you that I am acquiring the Shares for investment purposes for my own account and not with a view to or for resale in connection with any distribution of the Shares within the meaning of the Act, and that I do not intend to dispose of all or any part of the Shares for any reason within the near future.
      I acknowledge that I have been advised of the provisions of Rule 144 and understand that I may not resell the Shares except:
(1) in compliance with the registration provisions of the Act, or
(2) pursuant to the provisions of Rule 144 or pursuant and by an opinion of my attorney satisfactory to the Corporation that the Shares may legally be sold in accordance with the provisions of Rule 144. I understand that Rule 144 provides for:

      1. a one-year holding period by me of the Shares before the sale of any Shares;
      2. a limitation on the amount of Shares which may then be sold;
      3. certain public information to be made available on behalf of the
          Corporation;
      4.   the manner by which any sale may take place; and
      5. the filing of a report by the Seller with the Commission.

     I further acknowledge that I have been advised that a legend will be placed on the certificate or other document evidencing the Shares stating that the Shares have not been registered under the Act or any state securities laws and setting forth the restriction on transferability and resale of the Shares. In addition, stop transfer restriction instructions will be issued to the Corporation's transfer agent, with respect to the Shares, or if the Corporation transfers its own securities, making a notation in the appropriate records of the Corporation.
      These Shares were not offered or sold by means of any general advertisement or general solicitation. No commission is being paid, except to a properly registered unaffiliated broker/dealer.
     I further acknowledge that I have been furnished with all of the information concerning the Corporation and the acquisition of the Shares (to the extent the Corporation possesses such information, or could acquire it without unreasonable effort or expenses), which I considered necessary in order for me to make the decision to acquire the Shares. I have had the opportunity to inquire as to additional information and to meet with and discuss this transaction with my advisors, and understand the transaction herein contemplated.
      I have reviewed all such information and after such review, I believe that the Shares are of the kind I wish to acquire and hold for investment, and that the nature and amount of the Shares acquired are consistent with my investment program. I further agree and represent that I have such knowledge, and experience in financial and business matters that I am capable of utilizing the information referred to above in order to evaluate the risks, and to make an informed decision. And I am able to bear the economic risks of ownership of the Shares.

                         Very truly yours,


                         __________________________________________

                         (Print Address):


                         ___________________________________________


                         ___________________________________________

                         __________________________  Zip   Code ________

                            EXHIBIT I

                    Indemnification Agreement

     In consideration of the acquisition of GOL India.com, Inc., a Delaware corporation ("GOL India"), by ENG Enterprises, Inc., a Delaware corporation (the "Company" or "Enterprise"), and the surrender of the shares of GOL India owned by the shareholder of GOL India, USA Global Link, Inc., (the "Stockholder"), in connection with the transfer of control of the Company by John Chymboryk, Kip Eardley and Howard Oveson, of Salt Lake City, Utah, (the "Guarantors"), to Stockholder by issuance of shares of common stock of the Company, the Guarantors individually, jointly and severally hereby warrant and represent to the Stockholder as follows:

     1. At closing of the acquisition of control of the Company by the Stockholder (the "Closing Date"), by the issuance of a sufficient number of shares of the Company to the Stockholder:
(a) the Company will have no assets or liabilities of any kind, contingent or absolute, liquidated or un-liquidated, known or unknown; the Company on the date of Closing shall have, on a fully diluted basis, no more than 918,092 shares of pre-dividend, (2,754,275 post-dividend), common shares issued and outstanding; and (c) all stock options and warrants to issue shares of the Company will have been canceled and there will be no agreements between the Company and any person or entity with respect to the issuance of any shares of stock in the Company.

     2. The Guarantors hereby individually, jointly and severally indemnify and hold harmless the Stockholder and/or their designees, successors and assigns, from any and all liabilities of the Company that existed prior to the Closing Date, other than those arising out of the transfer of control of the Company, and will pay any and all claims against the Company arising out of any and all transactions which occurred prior to the Closing Date, including reasonable attorney's fees, and including, without limitation, any liabilities of the Company which constitute breach of the Guarantors' warranties and representations set forth in this Agreement. This guaranty shall expire three (3) years from the Closing Date.

     3. The Guarantors shall defend, indemnify and hold GOL India and Stockholder harmless against and in respect of any damage, loss, liability, cost or expense, including expert witness fees and reasonable attorneys' fees, whether or not recoverable under applicable state law, resulting or arising from or incurred in connection with:

         (i) any misrepresentation, breach of warranty, or non-fulfillment or nonperformance of any agreement on the part of Enterprise under this Agreement, or any misrepresentation or omission from any exhibit, schedule, list, certificate or other instrument furnished or to be furnished by it under this Agreement;

         (ii) any and all liabilities of Enterprise of any nature whatsoever, whether accrued, absolute, contingent or otherwise and whether known or unknown, except to the extent that any such liability arises from Enterprise's failure to perform or discharge, when due, Enterprise's future obligations;

         (iii)    any   actions,  suits,  proceedings,   damages,
    assessments, judgments, costs or expenses incident to any of the foregoing.

     4. Promptly after the receipt by Stockholder or GOL India of notice of any claim asserted by a third party that may give rise to Guarantor's liability to Stockholder or GOL India under this Section, Stockholder or GOL India Enterprise shall give to Guarantors written notice of such claim and Guarantors shall be entitled to participate at their own expense in the defense of any such claim. Stockholder or GOL India shall not pay, acknowledge, compromise or settle any such claim without the written consent of Guarantors, unless such payment, acknowledgement, compromise or settlement results in a full and complete release and discharge of Guarantors from any liability.

     5. Stockholder and GOL India hereby agree that whenever the Stockholder, GOL India or its designees have received a written notice that a claim or demand has been asserted or threatened against the Company regarding an obligation or liability of the Company asserted to be in effect prior to the Closing Date, Stockholder or GOL India shall notify Guarantors of such claim and demand and the facts within Stockholder's knowledge that relate thereto, within a reasonable time after receiving such notice. Guarantors shall then have the right to contest, negotiate and settle any such claim or demand through counsel of its own selection, satisfactory to Stockholder and GOL India and solely at Guarantors own risk, cost and expense.

     6. If Guarantors fail to give written notice of their intentions to contest or settle any claim or demand within 10 calendar days after Stockholder or GOL India have notified them that such claim or demand has been made in writing and received by Stockholder or GOL Inidia, or any such notice is given, but such claim or demand is not promptly contested by Guarantors,
Stockholder  or  GOL India shall have the right  to  satisfy  and discharge same, by payment, compromise or otherwise, and Guarantors shall be entirely liable to Stockholder or GOL India therefore, under this Agreement.

     7. Stockholder or GOL India may, if it so elects, entirely within its discretion, defend any such claim or demand if
Guarantors fail to give notice of their intention to defend or settle any such claim or demand. In such event, Guarantors shall be required to indemnify Stockholder from any and all costs, losses, liabilities and expenses whatsoever, including without limitation, attorneys and other professional fees that Stockholder may suffer, sustain, incur or become subject to as a result of their decision to defend any such claim or demand.

     8. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) if delivered in person, or (ii) sent by prepaid first class registered or certified United States mail, return receipt requested, or (iii) sent by nationally recognized overnight express courier, addressed as follows:

     To Stockholder:                         To Guarantors:

       Dr.  Christopher  W.  Hartnett                   Mr.  John
Chymboryk,   President           Chairman  and  Chief   Executive
Officer        5882 South, 900 East, Suite 202

    GOL India.com, Inc. and USA Global Link, Inc.   Salt Lake City, Utah 84121
    50 North Third Street
    Fairfield, IA 52556

     WITH A COPY TO:

     Joseph Starcevic
     Chief In-House Counsel
     USA Global Link, Inc.
     50 North Third Street
     Fairfield, IA 52556

     7. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. If any provision of this Agreement shall be invalid under such laws, the validity of the others shall not be affected.

     8. This Agreement shall be binding upon the Guarantors and their respective heirs, administrators, successors and assigns, and shall inure to the benefit of the Stockholder and their designees, successors and assigns.

     9. This Agreement may be signed in any number of facsimile counterparts with the same effect as if the signatures to each counterpart were upon a single instrument. All facsimile counterparts shall be deemed an original of this Agreement.

     By affixing their signatures below on this ____ day of June, 2000, this Agreement shall be accepted and binding upon the Parties hereto.

     GUARANTORS:                   STOCKHOLDER:


    _____________________________  By:_____________________________
     John Chymboryk

     _____________________________
     Kip Eardley

     _____________________________
     Howard Oveson

                            EXHIBIT J

                        Escrow Agreement

      THIS ESCROW AGREEMENT (the "Escrow Agreement"), made as of June 12, 2000, by and between USA Global Link, Inc., the Stockholder of GOL India (the "Stockholder") and the Consultants and Advisors (the "Consultants"), as listed in the attached Exhibit "One", and the Escrow Agent, defined herein (the "Escrow Agent").

     Whereas, ENG Enterprises, Inc., a Delaware corporation, (formerly Energetics, Inc., hereinafter "Enterprise") has made certain representations and warranties in the Agreement and Plan of Reorganization (the "Agreement") dated June 12, 2000; and

     Whereas,  John Chymboryk, Kip Eardley and Howard  Oveson  of
Salt Lake City, Utah, (the "Guarantors") have entered into the indemnification agreement (Exhibit "I") to the Agreement; and

     Whereas,  the Consultants have agreed to escrow  certain  of
their   shares   to   further  secure   the   accuracy   of   the
representations and warranties made by Enterprise.

     Now, therefore, in consideration of the mutual representations, warranties, covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1.    Appointment of Escrow Agent.  The Stockholder and the
Consultants hereby appoint the Stockholder and the Stockholder hereby agree to serve as Escrow Agent pursuant to the terms of this Escrow Agreement.

      2. Acknowledgement of Receipt of Escrowed Shares. Escrow Agent hereby acknowledges receipt of stock certificates for 300,000 shares of post-dividend common stock of GOL India into the Escrow (the "Escrowed Shares"). The ownership and breakdown of the Escrowed Shares are detailed in the "Schedule of Escrowed Shares" attached hereto as Exhibit "Two". The Escrowed Shares were issued to the Consultants pursuant to a certain Agreement and Plan of Reorganization dated June 12, 2000 (the "Reorganization Agreement"), whereby GOL India.com, Inc. was acquired for all common shares of ENG Enterprises, Inc., a Delaware corporation, ("Enterprise"), and the Escrowed Shares represent a portion of the common stock issued to Consultants in consideration for their work on the reorganization transaction, plus a proportionate share of any additional shares as may be issued in respect of the Escrowed Shares upon any stock split, stock dividend or recapitalization effected by Enterprise after the Closing of the Reorganization Agreement and prior to the Expiration Date (as defined below), without any act of Enterprise. The Escrowed Shares, plus (i) a proportionate share of any additional shares as may be issued in respect of such shares upon any stock split, stock dividend or recapitalization effected by Enterprise, (ii) cash dividends, if any, received, and (iii) any amounts earned on cash held in escrow (items (ii) and (iii) above referred to as "Earned Proceeds"), shall constitute an escrow fund (the "Escrow Fund") and shall be governed by the terms set forth in this Escrow Agreement. Prior to the Expiration Date, Stockholder shall have the right to vote the shares of

Enterprise common stock contributed to the Escrow Fund and on any voting securities added to the Escrow Fund in respect of such shares of Enterprise common stock.

     3. Escrow Agent's Right to Distribute Escrowed Shares. If neither the Consultants nor the Guarantors under that certain Indemnification Agreement ("Indemnification Agreement") dated as of June 12, 2000, by and among John Chymboryk, Kip Eardley and Howard Oveson have cured or caused the cure of any breach under or with respect to any covenant, representation or warranty of Enterprise contained in the Reorganization Agreement within 90 days after delivery to the Consultants and the Guarantors of notice of such breach and provided that the damages associated with such claim for indemnification can be readily quantified (including, as examples and without limitation, unpaid bills and taxes), then the Escrow Agent shall promptly release and deliver an appropriate number of Escrowed Shares in accordance with the terms of this Escrow Agreement. Any amounts for damages indemnified against by Enterprise shall be paid first in Earned Proceeds and not Enterprise Common stock. For the purposes of determining the number of shares of Enterprise common stock to be delivered to Stockholder out of the Escrow Fund pursuant to
Section 8.06, the shares of Enterprise common stock shall be calculated based on the average of the reported last sale price of a share of Enterprise Common stock as reported by the NASDAQ Electronic Bulletin Board, for the fifteen (15) consecutive trading days immediately preceding the second trading day before the date of the Officer's Certificate. In the event that notice of breach is given for a claim for indemnification which is for damages arising from a third party claim which cannot be readily quantified, and neither the Consultants nor the Guarantors under the Indemnification Agreement have cured or caused the cure of such breach within 90 days after delivery of such notice, then the Escrow Agent shall promptly release and deliver an appropriate number of Escrowed Shares to Stockholder determined in good faith by the Escrow Agent. In such event, if written notice is given by Consultants to the Escrow Agent, prior to expiration of the 90 day period referenced in the immediately preceding sentence, that Consultants dispute the number of shares to be distributed, then Escrow Agent shall cause Christopher Hartnett and Consultants shall cause Jeff Loy, to make themselves available to discuss by telephone their respective positions within 48 hours of receipt by Escrow Agent of such notice from Consultants.

      4. Escrow Period and Distribution upon Termination of Escrow Period. Subject to the following requirements, the Escrow Fund shall be in existence for the period (the "Escrow Period") commencing immediately following the Closing and terminating at 5:00 p.m., Central Time, on the first anniversary of the Closing (the "Expiration Date"). On the Expiration Date, the balance then in the Escrow Fund, less amounts for any damages suffered or incurred by Stockholder, GOL India or Enterprise and indemnified under the Reorganization Agreement and to the Indemnification Agreement, shall be released from the Escrow Fund and distributed to the Consultants (the "Escrow Release"). Notwithstanding the above, no Escrow Release shall occur and the Escrow Period shall not terminate with respect to such amount (or some portion thereof) that is necessary in the reasonable judgment of the Stockholder, subject to the objection of Enterprise to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the contemplated date of the Escrow Release or the termination of the Escrow Period, as the case may be, each as specified in an Officer's Certificate of the Escrow Agent delivered to the Consultants prior to the contemplated date of an Escrow Release or termination of the Escrow Period, as appropriate. As soon as all such claims have been resolved, the Escrow Agent shall deliver and distribute to the Consultants, on a pro rata basis the amount which is subject to an Escrow Release or at the end of the Escrow Period, as appropriate, the remaining portion of the Escrow Fund not required to satisfy such claims.

     5. Operation of Escrow. The parties hereto agree that the Escrow created by this Escrow Agreement shall operate as follows:

          (a) Distribution of the Escrowed Shares by Escrow Agent shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of Consultants to this Escrow Agreement (other than the distributee) in and to the Escrowed Shares distributed and shall be a perpetual bar, both in law and in equity, against the parties to this Escrow Agreement and against any person claiming or attempting to claim such distributed Escrowed Shares from, through or under such party.

          (b) Consultants agree to indemnify and hold harmless Escrow Agent against and in respect of any and all claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, settlements, liabilities and legal and other expenses (including legal fees and expenses of attorneys chosen by Escrow Agent) as and when incurred and arising out of or based upon any act, omission, alleged act, or alleged omission by Escrow Agent or any other cause, in any case in connection with the acceptance of or the performance or non-performance by Escrow Agent of any Escrow Agent's duties under this Escrow Agreement, except as a result of Escrow Agent's bad faith. Escrow Agent shall be fully protected by acting in reliance upon any notice, advice, direction, other document or signature believed by Escrow Agent to be genuine, by assuming that any person purporting to give Escrow Agent any notice, advice, direction or other document in accordance with the provisions hereof, in connection with this Escrow Agreement, has been duly authorized so to do, or by acting or failing to act in good faith on the advice of any counsel retained by Escrow Agent. Escrow Agent shall not be liable for any mistake of fact or of law or any error of judgment, or for any act or any omission, except as a result of Escrow Agent's bad faith .

          (c) Escrow Agent makes no representation as to the validity, value, or genuineness of any security or other documents or instruments held by or delivered to Escrow
     Agent.

          (d) Escrow Agent shall have no duties or responsibilities except those expressly set forth herein. Escrow Agent shall not be bound by any notice of a claim or demand with respect thereto, or any waiver, modification, amendment, termination, cancellation or revision of this Escrow Agreement, unless in writing and signed by the other parties hereto, and, if Escrow Agent's duties as Escrow Agent hereunder are affected, unless Escrow Agent shall have given his prior written consent thereto, Escrow Agent shall not be bound by any assignments hereunder unless Escrow Agent shall have received written notice thereof from the assignor. Escrow Agent shall perform any acts ordered by a court of competent jurisdiction.

          (e) If Escrow Agent shall be uncertain as to Escrow Agent duties or rights hereunder, shall receive any notice, advice, direction or other document from any other party with respect to the Escrowed Shares which, in Escrow Agent's opinion, is in conflict with any of the provisions of this Escrow Agreement, or should be advised that a dispute has arisen with respect to the ownership or right or possession of the Escrowed Shares or any part thereof (or as to the delivery, non-delivery or content of any notice, advice, direction or other document), Escrow Agent shall be entitled, without liability to anyone to take an action or refrain from taking any action provided that Escrow Agent acts in good faith. Provided, however, Escrow Agent shall be under no duty to institute or to defend any proceeding, although Escrow Agent may, in Escrow Agent's discretion institute or defend such proceedings.

          (f) Escrow Agent may, but is not required to, interplead all interested parties in any court of competent jurisdiction and to deposit the Escrowed Shares with the clerk of that court.

          (g) Escrow Agent's responsibilities and liabilities hereunder, except as a result of Escrow Agent's own bad faith, will terminate upon the delivery by Escrow Agent of all the Escrowed Shares under any provision of this Escrow Agreement.

                          GENERAL TERMS

      6. Good Faith. Each party agrees to act in good faith in carrying out the provisions of this Escrow Agreement and to sign documents appropriate to carrying out its terms.

      7. Binding Effect; Assignment. This Escrow Agreement shall inure to the benefit of and be binding upon the parties hereto and their heirs, successors and assigns.

      8. Severability. If any terms hereof or the application thereof to any person or circumstance shall be determined to be null and void, ineffectual, invalid or unenforceable by any competent tribunal, the remaining terms hereof or the application of such term to persons or circumstances other than to those which were determined to be invalid or unenforceable shall not be affected thereby and shall continue in full force and effect.

      9.    Waivers.   The waiver by any party  of  a  breach  by
another party of any provision of this Escrow Agreement shall not operate or be construed as a waiver of any subsequent breach.

      10. Notices. Any notice required to be given or made to a party hereunder must be in writing and delivered in person or sent by certified first class mail, return receipt requested, to each of the parties whose signature appears below.

     11. Amendment. No waiver, modification or amendment of any terms of this Escrow Agreement shall be effective unless made in writing and signed by all the parties.

      12. Entire Agreement. This Escrow Agreement contains the entire understanding between and among the parties concerning the matters herein and supersedes any prior understandings or agreements between and among them respecting the subject matter of this Escrow Agreement.

      13. Headings. The section and subsection headings in this Escrow Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Escrow
Agreement.

      14. Multiple Copies. This Escrow Agreement is made in multiple copies, each of which shall constitute an original.

      15. Governing Law. This Escrow Agreement shall be deemed to be made under and shall be construed in accordance with the laws of the state of New York without regard to its principles of conflicts of laws.

      IN WITNESS WHEREOF, the undersigned have duly executed this Escrow Agreement the day and year first above written.

WITNESS:                           ESCROW AGENT:

___________________________        By:
                                   Name:
                                   Its:

WITNESS:                           STOCKHOLDER OF GOL INDIA.COM, INC:

___________________________        By:
                                   Name:
                                   Its:

CONSULTANTS OR THEIR REPRESENTATIVES:

Name                               Signature

Bridgestone Capital Group, L.L.C.

Kathleen M. Harrison Trust Ltd.

George W. Harrison Trust Ltd.

Continued.

Name                             Signature

Gerald Patera

Affiliated Holdings, Inc.

Danali Systems, Inc.

Seward, Young & Vincent, Inc.

Affiliatedholdings.com, Inc.

Olympic Capital Group, Inc.

John B. Lowy

                           EXHIBIT ONE

                       List of Consultants


Bridgestone Capital Group, L.L.C.

Kathleen M. Harrison Trust Ltd.

George W. Harrison Trust Ltd.

Gerald Patera

Affiliated Holdings, Inc.

Danali Systems, Inc.

Seward, Young & Vincent, Inc.

Affiliatedholdings.com, Inc.

Olympic Capital Group, Inc.

John B. Lowy

                           EXHIBIT TWO

                   Schedule of Escrowed Shares


Name                                Number of Shares


Bridgestone Capital Group, L.L.C.       11,000

Kathleen M. Harrison Trust Ltd.         20,000

George W. Harrison Trust Ltd.           30,000

Gerald Patera                           11,000

Affiliated Holdings, Inc.               58,000

Danali Systems, Inc.                    58,000

Seward, Young & Vincent, Inc.           58,000

Affiliatedholdings.com, Inc.            31,000

Olympic Capital Group, Inc.              8,000

John B. Lowy

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